UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Harpoon Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY COPY—SUBJECT TO COMPLETION

                    , 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (the “Annual Meeting”) of Harpoon Therapeutics, Inc., a Delaware corporation (“Harpoon”). The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2023 on Thursday, June 22, 2023 at 8:30 a.m. Pacific Time.

Details regarding admission to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2023 Annual Meeting of Stockholders and Proxy Statement.

We have elected to provide access to our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a notice instead of paper copies of this Proxy Statement and our 2022 Annual Report on Form 10-K. The notice contains instructions on how to access those documents over the Internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including this Proxy Statement, our 2022 Annual Report on Form 10-K and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the Internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting online, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you receive a paper proxy card by mail, by completing and returning the proxy card or voting instruction form mailed to you. Please carefully review the instructions on each of your voting options described in this Proxy Statement, as well as in the notice you received in the mail.

On behalf of the Board of Directors and the employees of Harpoon, we thank you for your continued support.

Sincerely,

Julie Eastland

President, Chief Executive Officer, Secretary and Director

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

Time	8:30 a.m. Pacific Time

Date	Thursday, June 22, 2023

Place	Live audio webcast at www.virtualshareholdermeeting.com/HARP2023

Purpose

(1)   To elect the two nominees named in the attached Proxy Statement as directors to serve on the Board of Directors for a three-year term.

(2)   To approve an amendment to our amended and restated certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2 to 1-for-10, to be determined in the sole discretion of the Board of Directors.

(3)   To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

(4)   To conduct any other business properly brought before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the Proxy Statement accompanying this Notice. Instructions on how to participate in the Annual Meeting and demonstrate proof of stock ownership are posted at www.virtualshareholdermeeting.com/HARP2023. The webcast of the Annual Meeting will be archived for one year after the date of the Annual Meeting at www.virtualshareholdermeeting.com/HARP2023. You will also be asked to transact such other business, if any, as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.

Record Date	The record date for the Annual Meeting is April 25, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof. A complete list of such stockholders will be available for examination by any stockholder for any purpose germane to the 2023 Annual Meeting beginning ten days prior to the meeting at our headquarters at 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. If you would like to view the list, please contact our Corporate Secretary to schedule an appointment by calling (650) 443-7400 or writing to her at the address above. In addition, the list will be available for inspection by stockholders during the Annual Meeting at www.virtualshareholdermeeting.com/HARP2023.

Voting by Proxy	You are cordially invited to attend the Annual Meeting, which will be held virtually via the Internet. Whether or not you expect to attend the Annual Meeting, please vote by telephone or through the Internet, or, if you receive a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote at the Annual Meeting, you must obtain a legal proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’

Meeting to Be Held on Thursday, June 22, 2023 at 8:30 a.m. Pacific Time via a live audio webcast at
www.virtualshareholdermeeting.com/HARP2023.

The Annual Report on Form 10-K and the Proxy Statement for the Annual Meeting

are available at http://www.proxyvote.com.

By order of the Board of Directors,

Julie Eastland

President, Chief Executive Officer, Secretary and Director

South San Francisco, California

                    , 2023

i

HARPOON THERAPEUTICS, INC.

131 Oyster Point Boulevard, Suite 300

South San Francisco, California 94080

(650) 443-7400

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 22, 2023

AT 8:30 A.M. PACIFIC TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these Proxy Materials (as defined below) because the Board of Directors of Harpoon Therapeutics, Inc. (the “Board”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting” or the “2023 Annual Meeting”) of Harpoon Therapeutics, Inc., including at any adjournments or postponements thereof, to be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2023 on Thursday, June 22, 2023 at 8:30 a.m. Pacific Time. You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. You may vote by proxy over the Internet, telephone or by mail, and your vote will be cast on your behalf at the Annual Meeting. To submit your proxy, simply follow the instructions in this Proxy Statement. The Proxy Materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2022, are being made available on the Internet on or about                , 2023. As used in this Proxy Statement, references to “we,” “us,” “our” and the “Company” refer to Harpoon Therapeutics, Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about                , 2023, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2023 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this Proxy Statement, the proxy card or voting instruction form, and the Annual Report on Form 10-K for the year ended December 31, 2022 (collectively, the “Proxy Materials”) are available to stockholders on the Internet.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail or email. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about                , 2023 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after                , 2023.

When and where is the 2023 Annual Meeting?

The meeting will be held virtually via a live audio webcast at www.virtualshareholdermeeting.com/HARP2023 on Thursday, June 22, 2023 at 8:30 a.m. Pacific Time. You will not be able to attend the 2023 Annual Meeting in person. Any stockholder can listen to and participate in the Annual Meeting live via the Internet at www.virtualshareholdermeeting.com/HARP2023. We intend the virtual meeting format to provide stockholders a similar level of transparency to the traditional in-person meeting format and will take steps to facilitate such an experience. Our stockholders will be afforded the same rights and opportunities to participate at the virtual 2023 Annual Meeting as they would at an in-person annual meeting of stockholders, including the ability to vote shares electronically during the meeting and ask questions in accordance with the rules of conduct for the meeting. At the end of the meeting, we will spend up to 15 minutes answering stockholder questions that comply with the meeting rules of conduct, which will be posted on the virtual meeting web portal. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

If you attend the virtual meeting as described above, you will be deemed to be attending in person, as provided by Delaware law.

The 2023 Annual Meeting webcast will begin promptly at 8:30 a.m. Pacific Time. We encourage you to access the meeting webcast prior to the start time. Online check-in will begin, and stockholders may begin submitting written questions, at 8:15 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

How do I attend the 2023 Annual Meeting?

You will need the 16-digit control number included on your Notice of Internet Availability or your proxy card or voting instruction form (if you received a printed copy of the Proxy Materials) or included in the email to you if you received the Proxy Materials by email in order to be able to vote your shares or submit questions during the 2023 Annual Meeting. Beneficial owners who do not have a control number may gain access to the meeting by logging into their broker, brokerage firm, bank, or other nominee’s website and selecting the shareholder communications mailbox to link through to the annual meeting; instructions should also be provided on the voting instruction form provided by your broker, bank, or other nominee. Instructions on how to connect to the Annual Meeting and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.virtualshareholdermeeting.com/HARP2023. If you do not have your 16-digit control number, you will be able to access and listen to the 2023 Annual Meeting but you will not be able to vote your shares or submit questions during the Annual Meeting.

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting or submitting questions. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting web portal.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 25, 2023.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 25, 2023 will be entitled to vote at the Annual Meeting. On this record date, there were of                shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 25, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online at the meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 25, 2023, your shares were held, not in your name but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting.

What am I voting on?

At the 2023 Annual Meeting, there are three matters scheduled for a vote:

•	Proposal 1: Election of two Class I directors to hold office until the 2026 Annual Meeting of Stockholders;

•

Proposal 2: To approve an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2 to 1-for-10, to be determined in the sole discretion of the Board; and

•	Proposal 3: Ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023.

In addition, you will also be asked to transact such other business, if any, as may properly come before the 2023 Annual Meeting or any adjournment or postponement thereof.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the proxies will vote as recommended by the Board or, if no recommendation is given, will vote on those matters in accordance with their best judgment.

How do I vote?

For the election of directors (Proposal 1), you may either vote “For” all nominees to the Board or you may “Withhold” your vote for any nominee you specify. For the reverse stock split (Proposal 2) and the ratification of the selection of our independent registered public accounting firm (Proposal 3), you may vote “For” or “Against” or abstain from voting.

Stockholders of Record: Shares Registered in Your Name

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•	By Internet.

Before the Meeting. To vote through the Internet before the meeting, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your vote must be received by 11:59 p.m., Eastern time on June 21, 2023 to be counted.

During the Annual Meeting. Attend the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2023 and follow the instructions posted there. Please have your control number from the Notice of Internet Availability to join the 2023 Annual Meeting.

•

By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m., Eastern time, on June 21, 2023 to be counted.

•

By Mail. Complete and mail the proxy card that may be requested and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct if we receive it prior to the Annual Meeting.

•	Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote at the 2023 Annual Meeting, attend the 2023 Annual Meeting by visiting www.virtualshareholdermeeting.com/HARP2023 and follow the instructions posted there. Please have your 16-digit control number to join the 2023 Annual Meeting.

Internet proxy voting will be provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 25, 2023.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR the election of the two Class I director nominees;

•

Proposal 2: FOR the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2 to 1-for-10, to be determined in the sole discretion of the Board; and

•	Proposal 3: FOR the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

Who pays the cost for soliciting proxies?

We will pay the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokers, banks, custodians, other nominees and fiduciaries for forwarding these materials to their principals to obtain the authorization for the execution of proxies.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the Internet or by attending the Annual Meeting online, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of each of the two nominees for director, “For” the approval of an amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters, but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. We have been advised by the NYSE that the reverse stock split (Proposal 2) and the ratification of the selection of our independent registered public accounting firm (Proposal 3) are routine matters. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this Proxy Statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other nominee.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on each notice to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting a timely notice to our Corporate Secretary in writing at 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080 that you are revoking your proxy;

•	by submitting another properly completed proxy with a later date;

•	by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 p.m., Eastern time, on June 21, 2023; or

•	by attending the Annual Meeting, which will be held virtually via the Internet, and voting online. Simply attending the 2023 Annual Meeting will not, by itself, revoke your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were                shares outstanding and entitled to vote. Thus, the holders of shares must be present or represented by proxy at the Annual Meeting to have a quorum. As described above, stockholders attending the virtual meeting will be deemed to be attending in person, as provided by Delaware law, and their shares will be counted towards the quorum requirement.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote online at the Annual Meeting. Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares entitled to vote at the meeting and present or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. Directors will be elected by a plurality of votes cast at the Annual Meeting by holders of shares present or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most “For” votes will be elected as directors. You may not vote your shares cumulatively for the election of directors. Abstentions and broker non-votes will not affect the outcome of the election of directors.

Proposal 2: Reverse Stock Split. To be approved, the amendment to our Certificate of Incorporation to effect a reverse stock split of our issued and outstanding common stock must receive “For” votes from the holders of a majority of the outstanding shares of our common stock. Abstentions will have the same effect as an “Against” vote.

Proposal 3: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for fiscal year ending December 31, 2023 must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as an “Against” vote.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of each nominee for director, “For” the reverse stock split, and “For” the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results at our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2024 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our Proxy Statement for the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”), we must receive them on or before December    , 2023. Nothing in this paragraph shall require us to include in our Proxy Statement or proxy card for the 2024 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2024 Annual Meeting, without including such proposal in next year’s Proxy Statement, you must be a stockholder of record and provide timely notice in writing to our Corporate Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 23, 2024 and March 24, 2024; provided, however, that in the event that the date of the 2024 Annual Meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the 2024 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2024 Annual Meeting or the close of business on the 10th day following the day on which we first make a public announcement of the date of the 2024 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws. In addition to satisfying the foregoing requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b).

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call our Corporate Secretary at (650) 443-7400. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Certificate of Incorporation provides for a classified Board consisting of three classes of directors. Each class serves for a three-year term. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

Our Board is currently composed of ten directors, and there are four directors whose term of office expires in 2023: Mark Chin, Andrew Robbins, Alan Colowick and Joanne Viney. Drs. Colowick and Viney have not been nominated for reelection and, accordingly, their terms will expire immediately prior to the Annual Meeting. Effective as of the date of the Annual Meeting, the size of the Board will be reduced to eight directors. Each of the nominees listed below is currently a director who was previously elected by the stockholders at our annual meeting of stockholders in 2020. If the nominees listed below are elected, they will each hold office until the annual meeting of stockholders in 2026 and until each of their successors has been duly elected and qualified or, if sooner, until the director’s death, resignation or removal. All nominees have consented to being named in this Proxy Statement and to serve if elected.

The brief biographies below include information, as of the date of this Proxy Statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that each director or nominee should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Mark Chin	41	2023	Director	2017
Andrew Robbins	47	2023	Director	2020

(1)	As of the date of this Proxy Statement.

Class I Directors—Nominees for Election at the Annual Meeting

Mark Chin has served as a member of our Board since May 2017. Mr. Chin has served as a managing director at Arix Bioscience, a biotech-focused venture capital firm, since July 2021 and was previously an investment director there from July 2016 to April 2020. Prior to Arix Bioscience, he was a principal at Longitude Capital, a healthcare venture capital firm, from January 2012 to August 2018, where he focused on investments in both private and public biotechnology and medical technology companies. Prior to Longitude Capital, Mr. Chin was a consultant at the Boston Consulting Group, a global management consulting firm, from January 2011 to January 2012, where he managed strategy and corporate development projects for pharmaceutical and biotechnology companies, and prior to Boston Consulting Group, he worked in corporate development at Gilead Sciences, a biotechnology company, and in market planning at Genentech, a biotechnology company. Mr. Chin currently serves as a member of the boards of directors of public pharmaceutical companies Disc Medicine, Inc. (Nasdaq: IRON), Imara Inc. (Nasdaq: IMRA) and Iterum Therapeutics (Nasdaq: ITRM). He served on the board of directors of Pyxis Oncology (Nasdaq: PYSX), a public pharmaceutical company, from July 2021 to April 2022. Mr. Chin holds a B.S. in Management Science from the University of California at San Diego, an M.S. in Biotechnology from the University of Pennsylvania and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Chin’s expertise and experience in the life sciences industry, experience as a director of other public companies in our industry and his educational background provide him with the qualifications and skills to serve on our Board.

Andrew Robbins has served as a member of our Board since March 2020. Since October 2020, Mr. Robbins has served as CEO and President, and as a member of the board of directors of, Cogent Biosciences, Inc. (Nasdaq: COGT), a biotechnology company. Mr. Robbins served as Chief Operating Officer at Array BioPharma Inc., a pharmaceutical company, from March 2015 through its acquisition by Pfizer Inc., a pharmaceutical company, in July 2019, after serving as its Senior Vice President, Commercial Operations from July 2012 to March 2015. From January 2007 to July 2012, Mr. Robbins held management positions at Hospira, Inc., a pharmaceutical and medical device company, including General Manager and Vice President of the U.S. Alternate Site business unit and Vice President of Corporate Development. Prior to Hospira, Mr. Robbins held commercial and leadership positions within Pfizer’s oncology unit. Mr. Robbins previously served on the board of directors of Turmeric Acquisition Corp. (Nasdaq: TMPM), a special purpose acquisition company, from October 2020 until December 2022. Mr. Robbins holds a B.A. from Swarthmore College and an M.B.A. from the Kellogg School of Management at Northwestern University. Our Board believes that Mr. Robbins’ expertise and experience in the life sciences industry provide him with the qualifications and skills to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote at the Annual Meeting on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board. The Board has no reason to believe that any of the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or nominee for directorship, pursuant to which such person was selected as a director or nominee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NAMED DIRECTOR NOMINEES.

Information About Our Continuing Directors

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Jonathan Drachman, M.D.	61	2024	Director	2018
Joseph Bailes, M.D.	66	2024	Director	2020
Ronald Hunt	58	2024	Director	2017
Julie Eastland	59	2025	Director, President, CEO and Secretary	2018
Scott Myers	57	2025	Director	2018
Lauren P. Silvernail	64	2025	Director	2022

(1)	As of the date of this Proxy Statement.

The principal occupation, business experience and education of each continuing director are set forth below.

Class II Directors—Continuing in Office until the 2024 Annual Meeting of Stockholders

Joseph Bailes, M.D. has served as a member of our Board since March 2020. Dr. Bailes is a medical oncologist with experience in clinical practice, legislation, public policy and advocacy and has served as an industry consultant for the past decade, including as Senior Advisor to the American Society of Clinical Oncology (ASCO) Government Relations Council since 2010. In addition, Dr. Bailes previously served in various executive leadership roles at ASCO until 2010, including as President, Interim Executive Vice President, Chief Executive Officer, Chair of the Clinical Research Committee and Chair of the Government Relations Council. Industry companies with which Dr. Bailes has consulted include Kite Pharma, Inc. (a subsidiary of Gilead Sciences, Inc.), Eli Lilly and Company (NYSE: LLY), G1 Therapeutics, Inc. (Nasdaq: GTHX), and Telik, Inc. In addition, Dr. Bailes has many years of oncology practice experience in the private sector as a former partner at Texas Oncology, P.A., an oncology practice group, and as a founding member of, and the President of Research overseeing clinical trials and drug development activities at Physician Reliance Network, LLC, a health care company and corporate predecessor of US Oncology, Inc., where he then served as Executive Vice President of Clinical Affairs. Dr. Bailes holds a B.A. from the University of Texas at Austin and an M.D. from the University of Texas Southwestern Medical School, Dallas. Dr. Bailes completed his internship and residency at the Parkland Memorial Hospital in Dallas and his Medical Oncology/Hematology Fellowship at the University of Texas Health Science Center in San Antonio, where he also served as a Clinical Assistant Professor. Our Board believes that Dr. Bailes’ medical expertise and experience in the biopharmaceutical industry provide him with the qualifications and skills to serve on our Board.

Jonathan Drachman, M.D. has served as a member of our Board since September 2018. From January 2019 through March 2023, Dr. Drachman served as Chief Executive Officer and President of Neoleukin Therapeutics, Inc. (Nasdaq: NLTX), a biotechnology company that uses computational algorithms to design de novo proteins for the treatment of cancer, inflammation and autoimmune diseases. He was also on Neoleukin’s board of directors from August 2019 through March 2023. Previously, Dr. Drachman served as the Chief Medical Officer and Executive Vice President, Research and Development of Seattle Genetics (Nasdaq: SGEN), a biotechnology company, from October 2013 until May 2018, after serving as their Senior Vice President, Research and Translational Medicine and various other positions of increasing authority since November 2004. Prior to Seattle Genetics, Dr. Drachman was Associate Professor in the Hematology Division, Department of Medicine at the University of Washington in Seattle, where he remains a Clinical Professor of Medicine. He also served as Senior Investigator in the Division of Research and Education and Medical Director of the Umbilical Cord Blood Program at the Puget Sound Blood Center. Dr. Drachman was on the board of directors of Calithera Biosciences, Inc. (Nasdaq: CALA) from December 2013 to June 2022. Dr. Drachman holds a B.A. in Biochemistry from Harvard University and an M.D. from Harvard Medical School. He completed his residency in Internal Medicine and fellowship in Medical Oncology at the University of Washington School of Medicine. Our Board believes that Dr. Drachman’s scientific and professional expertise and his educational background provide him with the qualifications and skills to serve on our Board.

Ronald Hunt has served as a member of our Board since May 2017 and was the Chair of our Board from April 2020 to October 2021. Mr. Hunt co-founded and has served as a Managing Director of New Leaf Venture Partners, a venture capital fund focused on biopharmaceuticals and other healthcare technologies, since 2005. From 1998 to 2005, Mr. Hunt was a partner at the Sprout Group, an institutional venture capital firm. Prior to Sprout, Mr. Hunt was a consultant within the pharmaceutical industry practice at Coopers & Lybrand Consulting, a consulting firm, and a consultant at The Health Care Group (a division of the Interpublic Group), a strategy consulting firm. Prior to the Health Care Group, Mr. Hunt held a number of roles in the sales and marketing divisions of Johnson & Johnson (NYSE: JNJ) and SmithKline Beecham Pharmaceuticals, both pharmaceutical companies. Mr. Hunt currently serves on the boards of directors of public companies Iterum Therapeutics plc (Nasdaq: ITRM) and Rallybio Corporation (Nasdaq: RLYB), and has previously served as a director for Neuronetics, Inc. (Nasdaq: STIM). Mr. Hunt holds a B.S. from Cornell University and an M.B.A. from The Wharton School at the University of Pennsylvania. Our Board believes that Mr. Hunt’s expertise and experience in the venture capital and pharmaceutical industry, and his educational background provide him with the qualifications and skills to serve on our Board.

Class III Directors—Continuing in Office until the 2025 Annual Meeting of Stockholders

Julie Eastland has served as our President and Chief Executive Officer since November 2021 and as a member of our Board since October 2018. Between October 2020 and November 2021, Ms. Eastland served as the Chief Operating Officer and Chief Financial Officer of ReCode Therapeutics, Inc., a biopharmaceutical company. Prior to ReCode Therapeutics, Ms. Eastland served as the Chief Financial and Business Officer of Rainier Therapeutics, Inc., a biotechnology company, from August 2018 to January 2020. Prior to Rainier Therapeutics, Ms. Eastland served as Chief Business Officer and Chief Financial Officer for Cascadian Therapeutics, Inc., a biotechnology company, from September 2010 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Ms. Eastland served as the Chief Financial Officer and Vice President of Finance and Administration for VLST Corporation, a biotechnology company, from January 2006 to September 2010. Prior to VLST Corporation, Ms. Eastland was the Vice President of Strategic Planning at Dendreon Corporation, a biotechnology company, from October 2000 to October 2005. Prior to Dendreon, Ms. Eastland was the Controller at Amgen, a biopharmaceutical company, from March 1996 to April 1998. Ms. Eastland previously served on the board of directors of Pascal Biosciences Inc and Graybug Vision. She also currently serves on the board of directors of Dynavax Technologies Corporation (Nasdaq: DVAX), a biotechnology company. Ms. Eastland holds a B.S. in Finance from Colorado State University and an M.B.A. from Heriot-Watt University of the Edinburgh University in Scotland. Our Board believes that Ms. Eastland’s extensive professional experience and expertise in the biopharmaceutical industry provide her with the qualifications and skills to serve on our Board.

Scott Myers has served as Chair of our Board since October 2021 and a member of our Board since August 2018. Mr. Myers has served as the President, Chief Executive Officer and a director of Viridian Therapeutics, Inc. since February 2023. He was previously the CEO and served on the board of directors of AMAG Pharmaceuticals, Inc., a pharmaceutical company, beginning in April 2020 and led the Company’s turnaround and strategic exit to Covis Pharma, S.à.r.l., a pharmaceutical company, in November 2020. Mr. Myers has served as Chairman of the board of directors of Rainier Therapeutics, Inc., an oncology biotechnology company focused on late-stage bladder cancer, from June 2018 to January 2020, and served as its Chief Executive Officer from September 2018 to January 2020. Mr. Myers led Rainier’s asset sale of vofatamab to Fusion Pharmaceuticals Inc. Prior to Rainier, Mr. Myers served as Chief Executive Officer, President and Director for Cascadian Therapeutics, Inc., an oncology company, from April 2016 through its acquisition by Seattle Genetics in March 2018. Prior to Cascadian, Mr. Myers served as the Chief Executive Officer of Aerocrine AB, a Swedish medical device company from September 2011 through its acquisition by Circassia Pharmaceuticals plc in July 2015. Mr. Myers is chairman of the board of directors of Dynavax Technologies Corp. (Nasdaq: DVAX) and an independent director on the board of directors of Selecta Biosciences (Nasdaq: SELB), a clinical stage biotechnology company, where he serves as chairman of the compensation and benefits committee and as a member of the nomination and governance committee. Mr. Myers was an independent director at Trillium Therapeutics Inc. (Nasdaq: TRIL) prior to its acquisition by Pfizer Inc. (NYSE: PFE) in November 2021.

Our Board recognizes that certain institutional investors and proxy advisory firms may deem Mr. Myers “overboarded” based on the number of public company boards on which he serves, while also serving as Chief Executive Officer of Viridian Therapeutics. Mr. Myers has demonstrated his ability to dedicate sufficient time and focus to his duties as a member of our Board, including by performing his roles as Chair of the Board, Chair of the Nominating and Corporate Governance Committee and member of our Audit Committee. He attended all of our Board and relevant committee meetings in 2022. Mr. Myers also expects to reduce the number of other boards of directors on which he serves within the next 12 months, in a gradual process to facilitate orderly transition. Mr. Myers holds a B.A. in Biology from Northwestern University and an M.B.A. from the Graduate School of Business (Booth) at the University of Chicago. Our Board believes that Mr. Myers’ experience in the biotechnology industry and his extensive experience in the leadership of both commercial and development stage biopharmaceutical companies provide him with the qualifications and skills to serve on our Board.

Lauren P. Silvernail has served as a member of our board since September 2022. She previously served as Chief Financial Officer and Executive Vice President, Corporate Development of Evolus, Inc. from May 2018 through May 2022. Prior to that time, Ms. Silvernail served as the Chief Financial Officer and Chief Business Officer of Revance Therapeutics, Inc., a pharmaceutical research and development company, from December 2015 to May 2018 and as Chief Financial Officer and Executive Vice President, Corporate Development from March 2013 to December 2015. From 2003 to 2012, Ms. Silvernail was Chief Financial Officer and Vice President of Corporate Development at ISTA Pharmaceuticals, Inc., a commercial pharmaceutical company. From 1995 to 2003, Ms. Silvernail served in various operating and corporate development positions with Allergan, including Vice President, Business Development. Prior to joining Allergan, Mrs. Silvernail worked at Glenwood Ventures, an investment firm, as a General Partner. She currently serves on the board of directors and as a member of the audit and compensation committees and as chairwoman of the corporate governance committee of Nicox S.A. Ms. Silvernail holds a B.A. in Biophysics from the University of California, Berkeley and an M.B.A. from the Anderson Graduate School of Management at the University of California, Los Angeles. Our Board believes that Ms. Silvernail’s decades of experience in lead financial and business development roles provide her with the qualifications and skills to serve on our Board.

Board Diversity

Due to the global and complex nature of our business, the Board believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Below is an overview of the diversity statistics for our Board:

Board Diversity Matrix (As of April 27, 2023)(1)
Total Number of Directors	10
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	7	0	0
Part II: Demographic Background
African American or Black	0	0	0	0
Alaskan Native or Native American	0	0	0	0
Asian	0	1	0	0
Hispanic or Latinx	0	0	0	0
Native Hawaiian or Pacific Islander	0	0	0	0
White	3	6	0	0
Two or More Races or Ethnicities	0	0	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

(1)	The Board Diversity Matrix in our proxy statement filed in conjunction with our 2022 Annual Meeting of Stockholders included the same overview.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under Nasdaq listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with our counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, our senior management and our independent registered public accounting firm, our Board has affirmatively determined that all of our directors, except Ms. Eastland, by virtue of her position as President and Chief Executive Officer, are independent directors within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee and considered certain relationships and transactions that occurred between the Company and entities with which some of our directors are affiliated, including the affiliation of Mr. Hunt with New Leaf Biopharma Opportunities II, L.P. (“BPO-II”), as a managing director of New Leaf BPO Management II, L.L.C. (“BPO Management-II”), and Mr. Chin with Arix Bioscience Holdings Limited, as a managing director of Arix Bioscience Plc. Both BPO-II and Arix Bioscience Holdings Limited were purchasers in our private placement offering of our Series A redeemable preferred stock and warrants to purchase shares of our common stock. The sole general partner of BPO-II is New Leaf BPO Associates II, L.P. (“NLBA-II”). The sole general partner of NLBA-II is BPO Management-II. Our Board has determined that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance Committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board has an independent chair (the “Board Chair”), Mr. Myers, who has authority, among other things, to call and preside over Board meetings, including meetings of the independent directors, to set meeting agendas and to determine materials to be distributed to the Board. The Board Chair has substantial ability to shape the work of the Board. We believe that separation of the positions of Board Chair and Chief Executive Officer reinforces the independence of the Board in its oversight of the business and affairs of the Company. In addition, we believe that having an independent Board Chair creates an environment that is more conducive to objective evaluation and oversight of management’s performance, increasing management accountability and improving the ability of the Board to monitor whether management’s actions are in the best interests of us and our stockholders. As a result, we believe that having an independent Board Chair can enhance the effectiveness of the Board as a whole.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss with management and the independent registered public accounting firm, as appropriate, our guidelines and policies with respect to financial risk management and financial risk assessment, including our major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps we have taken to monitor and control such exposures. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management our major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including our procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of the Company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held nine meetings during the fiscal year ended December 31, 2022. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which they served during the fiscal year ended December 31, 2022 (in each case, which were held during the period for which they were a director and/or a member of the applicable committee). It is our policy to encourage our directors to attend the Annual Meeting. All of the then-serving members of our Board attended the 2022 Annual Meeting of Stockholders.

As required under applicable Nasdaq listing standards, in the fiscal year ended December 31, 2022, our independent, non-employee directors met regularly in scheduled executive sessions at which only independent directors were present.

Board Committees

The following table provides current membership information and the total number of meetings held during the fiscal year ended December 31, 2022 for three of the Board’s standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board also has a Research and Development Committee that meets periodically as needed.

In September 2022, concurrent with her appointment to our Board, Ms. Silvernail joined our Audit Committee, as Chair of the committee.

Name	Audit Committee		Compensation Committee		Nominating and Corporate Governance Committee
Joseph Bailes, M.D.					X
Mark Chin			X
Alan Colowick, M.D.¥			X
Jonathan Drachman, M.D.					X
Julie Eastland
Ronald Hunt			X	*
Scott Myers†	X				X	*
Andrew Robbins†	X		X
Lauren P. Silvernail†	X	*
Joanne Viney, Ph.D.¥	X

Total meetings held in 2022	4		7		3

†	Audit Committee Financial Expert
*	Committee Chair
¥	Term expires effective as of the Annual Meeting

Below is a description of the committees of the the Board. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the Audit, Compensation, and Nominating and Corporate Governance Committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the “Corporate Governance” section of our website, www.harpoontx.com. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assessing the qualifications of the independent registered public accounting firm;

•	determining whether to retain or terminate the engagement of the existing independent registered public accounting firm or to appoint and engage a new independent registered public accounting firm;

•	reviewing written disclosure on independence of the independent registered public accounting firm prior to their engagement;

•	determining and approving the engagement of the independent registered public accounting firm;

•	determining and approving the engagement of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•	monitoring the rotation of partners of the independent registered public accounting firm on the Company’s audit engagement team as required by applicable laws and rules;

•	assessing, at least annually, and taking appropriate action to oversee the independence of the independent registered public accounting firm;

•	considering and adopting policies regarding preapproval of employment by the Company of individuals employed or formerly employed by the independent registered public accounting firm;

•

reviewing with Company management and the independent registered public accounting firm the results of the annual audit, the independent registered public accounting firm’s views on the Company’s significant accounting practices, the reasonableness of significant judgments and estimates, all known and likely misstatements identified during the audit and other matters required to be communicated under PCAOB standards;

•

reviewing the Company’s annual audited financial statements, quarterly financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s filings to be filed with the SEC with management and the independent registered public accounting firm, as appropriate;

•	overseeing the preparation of the Audit Committee report included in the Company’s annual proxy statement;

•	reviewing and establishing appropriate insurance coverage for the Company’s directors and officers;

•	reviewing with management and the independent registered public accounting firm, as appropriate, significant issues that arise regarding accounting principles and financial statement presentation;

•

reviewing and discussing with management and the independent registered public accounting firm, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, as well as management risks related to data privacy, technology and information security;

•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•

reviewing the results of management’s efforts to monitor compliance with the Company’s programs and policies designed to ensure adherence to applicable laws and rules, as well as to its Code of Business Conduct and Ethics; and

•	reviewing and evaluating, at least annually, the performance of our Audit Committee and the adequacy of its charter.

During 2022, Ms. Silvernail, Messrs. Myers and Robbins and Dr. Viney served as the members of the Audit Committee, with Ms. Silvernail serving as Chair of the committee. Ms. Silvernail joined the Audit Committee as Chair in September 2022. As of the Annual Meeting, Dr. Viney will no longer be a member of the Audit Committee. The Board has determined that Ms. Silvernail and Messrs. Myers and Robbins are each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. Our Board has determined that each of the members of our Audit Committee satisfies the independence requirements under the listing standards of Nasdaq and Rule 10A-3(b)(1) of the Exchange Act. The Audit Committee met four times during the fiscal year ended December 31, 2022.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Harpoon Therapeutics, Inc.

Audit Committee

Lauren Silvernail (Chair)

Andrew Robbins

Scott Myers

Joanne Viney, Ph.D.

Compensation Committee

The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our Compensation Committee include:

•	reviewing and modifying, or reviewing and recommending, as applicable, our overall compensation strategy and policies;

•

reviewing and approving, or reviewing and recommending to the Board for approval, compensation and other terms of employment of our chief executive officer and our other executive officers and reviewing and approving corporate performance goals and objectives relevant to such compensation;

•	reviewing and recommending to our full Board the compensation of the members of our Board;

•	administering the equity incentive plans, compensation plans and similar programs advisable for us, as well as reviewing, adopting, amending and terminating such plans and programs;

•	providing recommendations to the Board on compensation related proposals to be considered at the Company’s annual meeting; and

•	reviewing and evaluating, at least annually, the performance of our Compensation Committee and the adequacy of its charter.

During 2022, Messrs. Chin, Hunt and Robbins and Dr. Colowick served as the members of the Compensation Committee, with Mr. Hunt serving as Chair of the committee. As of the Annual Meeting, Dr. Colowick will no longer be a member of the Compensation Committee. Our Board has determined that each of the members of our Compensation Committee is independent under the listing standards of Nasdaq and a “non-employee director” as defined in Rule 16b-3 under the Exchange Act. The Compensation Committee met seven times during the fiscal year ended December 31, 2022.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with our Chief Executive Officer. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his or her compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the authority to retain compensation consultants to assist in its evaluation of executive and director compensation, including authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Compensia, Inc. (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives at our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his or her performance is conducted by the Compensation Committee, which determines any adjustments to his or her compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•	identifying, evaluating, nominating and recommending individuals for membership on our Board;

•	reviewing periodically and evaluating director performance on our Board and its applicable committees, and recommending to our Board and management areas for improvement;

•

overseeing the Board’s committee structure and operations, including reviewing its authority to delegate to subcommittees and committees reporting to the Board and making recommendations to the Board at least annually on committee chairs and membership;

•	reviewing and recommending to our Board any amendments to our corporate governance policies;

•

periodically reviewing with our Chief Executive Officer the plans for succession for our executive officers, and making recommendations to the Board with respect to the selection of appropriate individuals to succeed these positions;

•

periodically reviewing the processes and procedures used by the Company to provide information to the Board and its committees, and making recommendations to the Board and management for improvement, as appropriate; and

•	reviewing and assessing, at least annually, the performance of our Nominating and Corporate Governance Committee and the adequacy of its charter.

During 2022, Mr. Myers and Drs. Bailes and Drachman served as the members of the Nominating and Corporate Governance Committee, with Mr. Myers serving as Chair of the Committee. Our Board has determined that each member of our Nominating and Corporate Governance Committee is independent under the applicable listing standards of Nasdaq. The Nominating and Corporate Governance Committee met three times during the fiscal year ended December 31, 2022.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time, subject to Board approval. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships, transactions that might impair the directors’ independence, and overall size of the Board given the current needs of the Company. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Corporate Secretary at c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080. Stockholders who intend to solicit proxies in support of director nominees other than our nominees must also comply with the additional requirements of Rule 14a-19(b). To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that no annual meeting was held during the preceding year or the date of the annual meeting is more than 30 days before or more than 30 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws.

Research and Development Committee

The Research and Development Committee oversees the overall strategy, direction and effectiveness of our research and development operations. During 2022, Drs. Viney, Bailes, and Drachman and Mr. Chin served as the members of the Research and Development Committee, with Dr. Viney serving as Chair of the committee. As of the Annual Meeting, Dr. Viney will no longer be a member of the Research and Development Committee and Dr. Drachman will serve as Chair of the committee.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all employees, officers and directors, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. The Code of Business Conduct and Ethics is available in the “Corporate Governance” section of our website, www.harpoontx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection, including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available in the “Corporate Governance” section of our website, www.harpoontx.com.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available in the “Corporate Governance” section of our website, www.harpoontx.com. All communications will be compiled by our Corporate Secretary and submitted to our Board or individual directors, as applicable, on a periodic basis. The inclusion of our website address here and elsewhere in this Proxy Statement does not include or incorporate by reference the information on our website into this Proxy Statement.

Hedging Policy

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time. No waivers of this policy were requested or provided during 2022.

The information provided under this Hedging Policy section shall not be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

PROPOSAL 2: APPROVAL OF AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A

REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK

Our Board has approved, and is recommending that our stockholders approve, a proposed amendment to our Certificate of Incorporation, to effect a reverse split of the issued and outstanding shares of the common stock at a ratio of between 1-for-2 and 1-for-10, with such ratio to be determined at the sole discretion of our Board (the “Reverse Stock Split”). The form of proposed amendment to our Certificate of Incorporation to effect the Reverse Stock Split is attached as Appendix A to this proxy statement. The text of the proposed amendment is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our Board deems necessary or advisable to effect the proposed amendment of the Certificate of Incorporation. If a certificate of amendment is filed with the Secretary of State of the State of Delaware, the certificate of amendment to the Certificate of Incorporation will effect the Reverse Stock Split by reducing the outstanding number of shares of the common stock by the ratio to be determined by the Board, but will not increase the par value of the common stock and will not change the number of authorized shares of the common stock. If the Board does not implement an approved Reverse Stock Split prior to the one-year anniversary of this meeting, the Board will seek stockholder approval before implementing any Reverse Stock Split after that time.

By approving Proposal 2 and the Reverse Stock Split, stockholders will approve the amendment to our Certificate of Incorporation pursuant to which any whole number of outstanding shares, between and including two and ten, would be combined into one share of common stock and authorize our Board to file certificate of amendment, as determined by our Board in the manner described herein. If approved, our Board may also elect not to effect any Reverse Stock Split and consequently not file any certificate of amendment to the Certificate of Incorporation.

Nasdaq Listing Compliance

Our common stock is listed on the Nasdaq Global Select Market under the symbol “HARP.” To maintain a listing on the Nasdaq Global Select Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market LLC (“Nasdaq”). If we are unable to meet the Nasdaq Global Select Market requirements, our common stock will be subject to delisting.

Among other things, we are required to comply with the continued listing requirements of the Nasdaq Global Select Market, including that the common stock maintain a minimum bid price of $1.00 on the Nasdaq Global Select Market (the “Nasdaq Minimum Bid Requirement”). We do not currently satisfy this Nasdaq Minimum Bid Requirement. Assuming our stockholders approve this proposal, our Board will determine whether to effect a Reverse Stock Split in the range of between 1-for-2 and 1-for-10, inclusive, at the ratio determined by our Board to be most likely sufficient to allow us to maintain the $1.00 minimum bid price requirement.

Reasons for the Reverse Stock Split

On March 29, 2023, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the Nasdaq Minimum Bid Requirement. We have been provided 180 calendar days by Nasdaq to regain compliance with this requirement (the “Compliance Period”), subject to a potential 180 calendar day extension, as described below. To regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of ten consecutive business days within the Compliance Period.

If we do not achieve compliance with the Nasdaq Minimum Bid Requirement by September 25, 2023, the end of the Compliance Period, we may be eligible for an additional 180 calendar day period to regain compliance. To qualify, we would be required to meet the continued listing requirement for the market value of our publicly held shares and all other Nasdaq initial listing standards, with the exception of the Nasdaq Minimum Bid Requirement, and would need to provide written notice of our intention to cure the deficiency during the second compliance period. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we do not meet the other listing standards, Nasdaq could provide notice that our common stock will be subject to delisting. In the event we receive notice that our common stock is being delisted, we would be entitled to appeal the determination to a Nasdaq Listing Qualifications Panel and request a hearing.

In addition, on March 30, 2023, we received a written notice (the “Stockholders’ Equity Notice”) from Nasdaq notifying us that our stockholders’ equity as reported in our Annual Report on Form 10-K for the year ended December 31, 2022, did not satisfy the continued listing requirement under Nasdaq Listing Rule 5450(b)(1)(A) for the Nasdaq Global Select Market, which requires that a listed company’s stockholders’ equity be at least $10.0 million. In accordance with such Stockholders’ Equity Notice, we have 45 calendar days from the date of the Stockholders’ Equity Notice to submit a plan to regain compliance with Nasdaq Listing Rule 5450(b)(1)(A), or we may choose to transfer the listing of our common stock to The Nasdaq Capital Market, if we are eligible to do so. We are in the process of reviewing potential actions and responses regarding the non-compliance set forth in the Stockholders’ Equity Notice and currently anticipate timely submitting such a plan to Nasdaq. If our plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from March 30, 2023 for us to provide evidence of compliance. If the plan is not accepted or if we are not granted an extension, we will then consider actions appropriate under the circumstances, which may include applicable appeals to a Nasdaq Listing Qualifications Panel.

Our Board has considered the potential harm to us of a delisting of the common stock and has determined that, if the common stock continues to trade below $1.00 per share, the consummation of the Reverse Stock Split is the best way to maintain liquidity by achieving compliance with the Nasdaq Minimum Bid Requirement. Our Board also believes that the current low per share market price of the common stock has a negative effect on the marketability of our existing shares. Our Board believes there are several reasons for this effect. First, certain institutional investors have internal policies preventing the purchase of low-priced stocks. Second, a variety of policies and practices of broker-dealers discourage individual brokers within those firms from dealing in low-priced stocks. Third, because the brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher priced stocks, the current share price of the common stock can result in individual stockholders paying transaction costs (commissions, markups or markdowns) that are a higher percentage of their total share value than would be the case if the share price of the common stock were substantially higher. This factor is also believed to limit the willingness of some institutions to purchase our common stock. Our Board anticipates that a Reverse Stock Split will result in a higher bid price for our common stock, which may help to alleviate some of these problems.

If this Proposal 2 is approved by the holders of the common stock voting together as a single class and our Board decides to implement the Reverse Stock Split, our Board will determine the ratio of the Reverse Stock Split, in the range of between 1-for-2 and 1-for-10, inclusive, as determined in the judgment of our Board to be most likely sufficient to allow us to achieve and maintain compliance with the minimum $1.00 per share requirement for listing on the Nasdaq Global Select Market for the longest period of time while retaining a sufficient number of outstanding, tradeable shares to facilitate an adequate market.

We believe that maintaining listing on the Nasdaq Stock Market (either the Nasdaq Global Select Market or Nasdaq Capital Market) will provide us with a market for the common stock that is more accessible than if the common stock were traded on the OTC Bulletin Board or in the “pink sheets” maintained by the OTC Markets Group, Inc. Such alternative markets are generally considered to be less efficient than, and not as broad as, the Nasdaq Stock Market. Among other factors, trading on the Nasdaq Stock Market increases liquidity and may potentially minimize the spread between the “bid” and “asked” prices quoted by Market Makers (as defined in Nasdaq Rule 5005). Further, a Nasdaq Stock Market listing may enhance our access to capital, increase our flexibility in responding to anticipated capital requirements and facilitate the use of our common stock in any strategic or financing transactions that we may undertake. We believe that prospective investors will view an investment in us more favorably if our shares qualify for listing on the Nasdaq Stock Market as compared with the OTC markets.

Effects of the Reverse Stock Split

The Reverse Stock Split will be effected simultaneously for all issued and outstanding shares of common stock and the Reverse Stock Split ratio will be the same for all issued and outstanding shares of common stock. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company, except that stockholders who would have otherwise received fractional shares will receive cash in lieu of such fractional shares. After the Reverse Stock Split, each share of our common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized and common stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

The following table sets forth the number of shares of the common stock that would be outstanding immediately after the Reverse Stock Split at various exchange ratios, based on the             shares of common stock outstanding as of April     , 2023. The table does not account for fractional shares that will be paid in cash.

Ratio of Reverse Stock Split	Approximate Shares of Common Stock Outstanding After Reverse Stock Split
None
1:2
1:3
1:4
1:5
1:6
1:7
1:8
1:9
1:10

If a stockholder owns 10,000 shares of common stock prior to the Reverse Stock Split, after the Reverse Stock Split that same stockholder would own:

•	500 shares in the case of a Reverse Stock Split at the ratio of 1-for-2;

•	333 shares in the case of a Reverse Stock Split at the ratio of 1-for-3;

•	250 shares in the case of a Reverse Stock Split at the ratio of 1-for-4;

•	200 shares in the case of a Reverse Stock Split at the ratio of 1-for-5;

•	166 shares in the case of a Reverse Stock Split at the ratio of 1-for-6;

•	142 shares in the case of a Reverse Stock Split at the ratio of 1-for-7;

•	125 shares in the case of a Reverse Stock Split at the ratio of 1-for-8;

•	111 shares in the case of a Reverse Stock Split at the ratio of 1-for-9; and

•	100 shares in the case of a Reverse Stock Split at the ratio of 1-for-10.

The Reverse Stock Split will not change the number of authorized shares of common stock or preferred stock or the relative voting power of such holders of our outstanding common stock and preferred stock.

Therefore, the number of authorized but unissued shares of our common stock will effectively increase and will be available for reissuance by the Company. Given the Company’s current financial position and liquidity needs within the next year to advance its pipeline, the Board has determined that maintaining the Company’s current number of authorized shares is warranted and in the best interest of the Company and its stockholders. Failure to successfully receive additional financing will require the Company to delay, scale back or otherwise modify its business and its research and development activities and other operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern, and therefore maintaining the Company’s ability to raise additional financing through an issuance of its authorized shares is important to the Company’s continued operations.

After the effective date of the Reverse Stock Split that our Board elects to implement, our common stock would have a new committee on uniform securities identification procedures number (“CUSIP number”), a number used to identify our common stock. Our common stock is currently registered under Section 12(b) of the Exchange Act and we are subject to the periodic reporting and other requirements of the Exchange Act.

Accounting Matters

The Reverse Stock Split will not affect the par value of the common stock. As a result, upon the effectiveness of the Reverse Stock Split, the stated capital on our balance sheet attributable to the common stock will be reduced proportionately based on the exchange ratio selected by our Board for the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the common stock will be decreased because there will be fewer shares of common stock outstanding. In addition, proportionate adjustments will be made to the per share exercise price and the number of shares issuable upon the exercise or settlement of all outstanding options, restricted stock units and warrants to purchase or acquire, as applicable, shares of common stock, and the number of shares reserved for issuance pursuant to our existing equity incentive, stock option and employee stock purchase plans will be reduced proportionately based on the exchange ratio selected by the Board for the Reverse Stock Split.

No Fractional Shares

No fractional shares of common stock will be issued as a result of the Reverse Stock Split. Instead, stockholders who otherwise would be entitled to receive fractional shares will be entitled to receive cash in an amount equal to the product obtained by multiplying (i) the closing sales price of the common stock as reported on the Nasdaq Global Select Market on the effective date of the certificate of amendment to the Certificate of Incorporation by (ii) the number of shares of common stock held by such stockholder before the Reverse Stock Split that would otherwise have been exchanged for such fractional share interest. Holders of as many as 9 shares (if we were to implement a 1-for-10 Reverse Stock Split) of common stock would be eliminated as a result of the cash payment in lieu of any issuance of fractional shares or interests in connection with the Reverse Stock Split. The exact number by which the number of holders of the common stock would be reduced will depend on the Reverse Stock Split ratio adopted and the number of stockholders that hold less than the Reverse Stock Split ratio as of the effective date of the Reverse Stock Split. As of the record date, there were approximately              holders of record of the common stock, of which             was[/were] a holder[holders] of fewer than 10 shares of common stock. As a result of the Reverse Stock Split, assuming the maximum Reverse Stock Split ratio of 1-for-10 were selected, we estimate that cashing out fractional stockholders would potentially reduce that number of stockholders of record from             to            .

Certain Risks Associated with the Reverse Stock Split

Before voting on this Proposal 2, stockholders should consider the following risks associated with effecting a Reverse Stock Split:

•	Although we expect that a Reverse Stock Split will result in an increase in the market price of the common stock, we cannot assure you that a Reverse Stock Split will increase the market price of the common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. The effect that a Reverse Stock Split may have upon the market price of the common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of the common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future growth and other factors detailed from time to time in the reports we file with the SEC. Accordingly, the total market capitalization of our common stock after a Reverse Stock Split may be lower than the total market capitalization before a Reverse Stock Split and, in the future, the market price of our common stock following a Reverse Stock Split may not exceed or remain higher than the market price prior to a Reverse Stock Split.

•

Even if our stockholders approve a Reverse Stock Split and the Reverse Stock Split is effected, there can be no assurance that we will meet the continued listing requirements of the Nasdaq Global Select Market.

•

A Reverse Stock Split may result in some stockholders owning “odd lots” of less than 100 shares of common stock on a post-split basis. These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in “round lots” of even multiples of 100 shares.

•

Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of a Reverse Stock Split and the anticipated increase in the market price of common stock could encourage interest in the common stock and possibly promote greater liquidity for stockholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the Reverse Stock Split.

Potential Anti-Takeover Effect of the Reverse Stock Split

Upon effectiveness of the Reverse Stock Split, the number of authorized shares of common stock that are not issued or outstanding will increase relative to the number of shares of common stock that are issued and outstanding prior to the Reverse Stock Split. While this increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of the Board or contemplating a tender offer or other transaction for the combination of the Company with another company), Proposal 2 is not being proposed in response to any effort of which we are aware to accumulate shares of the common stock or to obtain control of the Company.

Effective Date

If our stockholders approve the Reverse Stock Split, the Reverse Stock Split would become effective at such time as it is deemed by our Board to be in the best interests of the Company and our stockholders and we file the amendment to our Certificate of Incorporation. Even if the Reverse Stock Split is approved by our stockholders, our Board has discretion not to carry out or to delay in carrying out the Reverse Stock Split. Upon the filing of the amendment, all of the pre-Reverse Stock Split shares will be converted into new common stock as set forth in the amendment.

Exchange of Stock Certificates

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. Our transfer agent will act as the “exchange agent” for purposes of implementing the exchange of stock certificates. Stockholders holding pre-split shares that are certificated will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the exchange agent. No new certificates will be issued to a stockholder until such stockholder has surrendered the stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Certain Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split that generally are expected to be applicable to U.S. Holders (as defined below) of the common stock, but does not purport to be a complete discussion of all of the potential tax considerations relating thereto. This summary is based on the provisions of the U.S. federal income tax law (including the Internal Revenue Code of 1986, as amended, or the Code, applicable Treasury Regulations promulgated thereunder, judicial authorities and current administrative rulings and practices as in effect on the date of this proxy statement). Changes to these laws could alter the tax consequences described below, possibly with retroactive effect, which may result in the U.S. federal income tax consequences of the Reverse Stock Split differing substantially from the consequences summarized below. We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the U.S. federal income tax consequences of the Reverse Stock Split, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed below. This summary assumes that the common stock will be, both before and after the Reverse Stock Split, held as a “capital asset,” as defined in the Code (i.e., generally, property held for investment). Further, it does not discuss the tax consequences of the Reverse Stock Split under state, local or foreign laws or under gift, excise or other non-income tax laws, or the application of the alternative minimum tax rules, the Medicare contribution tax on net investment income or the special tax accounting rules under Section 451(b) of the Code. This summary does not address the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the Reverse Stock Split (whether or not any such transactions are consummated in connection with the Reverse Stock Split), or the tax consequences to holders of options, warrants or similar rights to acquire common stock. In addition, this summary does not address the tax consequences applicable to a holder’s particular circumstances or to holders that are subject to special tax rules, including without limitation banks, financial institutions, insurance companies, regulated investment companies, mutual funds, real estate investment trusts, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, traders, tax-exempt entities, persons who hold common stock as a position in a hedging transaction, “straddle,” “conversion transaction” or other integrated or risk reduction transaction, persons whose common stock constitutes qualified small business stock within the meaning of Section 1202 of the Code, holders who hold their common stock through individual retirement or other tax-deferred accounts, holders of common stock that are not U.S. Holders (as defined below), holders of common stock that have a functional currency for U.S. federal income tax purposes other than the U.S. dollar, holders who acquired their common stock in a transaction subject to the gain rollover provisions of Section 1045 of the Code, holders who acquired their common stock pursuant to the exercise of employee stock options or otherwise as compensation, or holders of common stock that are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities.

For purposes of this discussion, a U.S. Holder means a beneficial owner of our common stock that is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof, or the District of Columbia; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States “persons” (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person for U.S. federal income tax purposes.

THIS SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE.

EACH STOCKHOLDER IS URGED TO CONSULT WITH SUCH STOCKHOLDER’S OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT.

Tax Consequences of the Reverse Stock Split

The Reverse Stock Split should constitute a “recapitalization” for U.S. federal income tax purposes. A U.S. Holder that receives solely a reduced number of shares of common stock generally will not recognize gain or loss in the Reverse Stock Split. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock, and such U.S. Holder’s holding period in the reduced number of shares of common stock should include the holding period in its pre-Reverse Stock Split shares of common stock exchanged. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the shares of common stock surrendered to the shares of common stock received in a recapitalization pursuant to the Reverse Stock Split. U.S. Holders should consult their tax advisors as to application of the foregoing rules where shares of common stock were acquired at different times or at different prices.

No gain or loss will be recognized by the Company as a result of the proposed Reverse Stock Split.

Cash in Lieu of Fractional Shares

A U.S. Holder that receives cash in lieu of fractional share interests as a result of the Reverse Stock Split will be treated as having received the fractional shares pursuant to the Reverse Stock Split and then as having exchanged the fractional shares for cash in a redemption by the Company, and generally should recognize gain or loss equal to the difference, if any, between the amount of cash received in lieu of a fractional share and its adjusted basis allocable to the fractional share interests. Such gain or loss will be long-term capital gain or loss if the pre-Reverse Stock Split shares were held for more than one year. Long-term capital gains of individuals are generally subject to tax at reduced rates. There are limitations on the deductibility of capital losses under the Code. A U.S. Holder’s aggregate tax basis in the reduced number of shares of common stock, if any, should equal the U.S. Holder’s aggregate tax basis in its pre-Reverse Stock Split shares of common stock decreased by the basis allocated to the fractional share for which such U.S. Holder is entitled to receive cash, and the holding period of the reduced number of shares of common stock received, if any, should include the holding period of the pre-Reverse Stock Split shares of common stock exchanged.

Information Reporting and Backup Withholding

A holder of common stock may be subject to information reporting and backup withholding on cash paid in lieu of fractional shares in connection with the Reverse Stock Split. To avoid backup withholding, each holder of common stock that does not otherwise establish an exemption should provide its taxpayer identification number and comply with the applicable certification procedures. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability, provided the required information is timely and properly furnished to the Internal Revenue Service. Holders of common stock should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, as well as the procedures for obtaining a credit or refund if backup withholding is imposed.

THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO U.S. HOLDERS. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX EFFECTS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER. ALL HOLDERS OF OUR COMMON STOCK SHOULD CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO THEM, INCLUDING RECORD RETENTION AND TAX-REPORTING REQUIREMENTS, AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, STATE, LOCAL AND NON-U.S. TAX LAWS.

No Dissenters’ Rights

Under applicable Delaware law, our stockholders are not entitled to dissenters’ or appraisal rights with respect to our proposed amendment to the certificate of incorporation to effect the Reverse Stock Split. We will not independently provide our stockholders with any such right.

Vote Required

The affirmative vote of the holders of a majority of all outstanding shares of the common stock on the record date is required for approval of the proposed amendment to our Certificate of Incorporation to effect a Reverse Stock Split set forth in this Proposal 2. Because we believe Proposal 2 is considered “routine,” we do not expect any broker non-votes for this proposal.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 2.

PROPOSAL 3: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company’s financial statements since 2017. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of Ernst & Young LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

Independent Registered Public Accounting Firm Fees

The following is a summary and description of fees incurred by Ernst & Young LLP for the fiscal years ended December 31, 2022 and 2021 by Ernst & Young LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2022	2021
Audit fees(1)	$985,550	$825,700
Audit-related fees(2)	1,000	—
Tax fees	3,938	—
All other fees(3)	—	1,650

Total fees	$990,488	$827,350

(1)

Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements, services provided in connection with SEC registration statements, issuance of the comfort letters, consents and consultations on accounting matters.

(2)	Audited-related fees consist of reimbursable expenses associated with audit services.
(3)	All other fees consist of fees paid to Ernst & Young LLP for access to its proprietary accounting research database.

Pre-Approval Policies and Procedures

Consistent with requirements of the SEC and the Public Company Accounting Oversight Board regarding independent registered public accounting firm independence, our Audit Committee is responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. In recognition of this responsibility, our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services.

Pursuant to our pre-approval policy and procedures, our Audit Committee has delegated authority to the Chair of our Audit Committee to approve any individual non-audit service that has estimated fees of up to $75,000 and any adjustments to estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits must be pre-approved by our full Audit Committee. The Chair of the Audit Committee reports any pre-approval granted at the next scheduled meeting of the Audit Committee.

THE BOARD RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL NO. 3.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of April 27, 2023:

Name	Age	Position(s)
Julie Eastland	59	President, Chief Executive Officer and Director
Luke Walker, M.D.	51	Chief Medical Officer

Julie Eastland. Biographical information for Ms. Eastland is included above with the director biographies under the section titled “Proposal 1: Election of Directors.”

Luke Walker, M.D. has served as our Chief Medical Officer since October 2022. Dr. Walker previously served as Vice President, Clinical Development and Group Lead, Early-Stage Clinical Development for Seagen, Inc. from March 2018 to September 2022. He was Senior Vice President, Clinical Development for Cascadian Therapeutics Inc., and held other positions, including Vice President, Clinical Development, Senior Director, Clinical Research, and Director, Clinical Research from 2011 to 2018. Prior to that, Dr. Walker served as a medical oncologist and hematologist at Providence Regional Medical Center, Everett from 2007 to 2011 and at The Everett Clinic, Center for Cancer Care from 2005 to 2007. He is a current Diplomate of the American Board of Internal Medicine in Medical Oncology, with prior board certifications in Hematology and Internal Medicine. Dr. Walker completed fellowships in bone marrow and stem cell transplantation and hematology and medical oncology at Oregon Health Sciences University and he received an M.D. from University of Oklahoma Health Sciences Center. He also received a Doctor of Medicine from University of Oklahoma Health Sciences Center. Dr. Walker also has a Bachelor of Arts in letters and French from the University of Oklahoma and completed the Stanford Graduate School of Business Executive Leadership Program.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by all individuals that served as our principal executive officer, the two other most highly compensated executive officers other than the principal executive officer during the fiscal years indicated and the two additional individuals for whom disclosure would have been provided but for the fact that such individual was not serving as an executive officer at the end of the last fiscal year (collectively, the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)		Total ($)
Julie Eastland	2022	565,000	62,150	(4)	250,000	(5)	—	217,525	66,099		1,160,774
President, Chief Executive Officer and Director	2021	83,766	205,000		—		1,887,676	—	50,899		2,227,341

Luke Walker, M.D.	2022	125,000	250,000	(6)	—		244,530	48,767	667	(7)	668,964
Chief Medical Officer(7)

Georgia Erbez	2022	316,690	—		—		401,294	—	9,863	(7)	727,847
Former Chief Financial Officer(8)	2021	415,000	—		—		1,599,386	203,550	9,711	(7)	2,227,647

Natalie Sacks, M.D.	2022	206,625	—		—		540,970	—	9,685	(7)	757,280
Former Chief Medical Officer(9)	2021	465,000	—		—		1,924,071	277,050	9,741	(7)	2,675,862

Holger Wesche, Ph.D.	2022	430,000	—		—		471,135	—	531,769	(11)	1,432,904
Former Chief Science Officer(10)	2021	400,000	—		—		1,435,840	—	9,681	(7)	1,845,521

(1)

The amounts shown for stock awards and option awards represent the aggregate grant date fair value of the stock awards and option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification Topic 718 (“ASC 718”). See Note 9 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made in determining the aggregate grant date fair value of our stock awards and option awards. Note that the amounts reported in this column reflect the accounting cost for these stock awards and stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock awards and stock options, the settlement of the stock awards, the exercise of the stock options or the sale of the common stock underlying such stock awards and stock options.

(2)

The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company and individual performance goals and other factors deemed relevant by the Board and the Compensation Committee.

(3)	The below table shows the components of “All Other Compensation” for each of our named executive officers in 2022.

	Retirement Plan Contributions ($)(A)	Insurance Premiums ($)(B)	Other ($)		Total ($)
Julie Eastland	9,150	1,069	55,880	(C)	66,099
Luke Walker, M.D.	400	267	—		667
Georgia Erbez	9,150	713	—		9,863
Natalie Sacks, M.D.	9,150	535	—		9,685
Holger Wesche, Ph.D.	9,150	1,005	521,614	(D)	531,769

(A)	These amounts represent our matching contribution benefit on the executive officer’s 401(k) contributions.
(B)	These amounts represent the life insurance premiums we paid on behalf of the executive officer.
(C)	This amount represents a corporate housing benefit.
(D)	This aggregate amount represents COBRA benefits in the amount of $27,114 and severance pay in the amount of $494,500, both pursuant to our separation agreement with Dr. Wesche dated January 31, 2023.

(4)

The amount reflects a discretionary cash bonus in the amount of $62,150 in recognition of Ms. Eastland’s work fulfilling chief financial officer and business development functions following staff changes in 2022.

(5)

With respect to Ms. Eastland’s performance-vesting equity award granted in 2022, the aggregate grant date fair value is based on the then-probable outcome of the applicable performance conditions. The grant date fair value of these performance-vesting restricted stock units, assuming achievement of the maximum level of performance under Ms. Eastland’s performance conditions, would have been $819,375.

(6)	This amount reflects a one-time signing bonus pursuant to our offer letter with Dr. Walker dated September 17, 2022.
(7)	Dr. Walker commenced serving as our Chief Medical Officer effective October 3, 2022.
(8)	Ms. Erbez resigned as our Chief Financial Officer effective August 31, 2022.
(9)	Dr. Sacks resigned as our Chief Medical Officer effective June 1, 2022.
(10)	Dr. Wesche was our Chief Science Officer until January 31, 2023, the effective date of our separation agreement with him.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2022 under the 2015 Plan (as defined below), the 2019 Plan (as defined below) and, in the case of Dr. Walker, the Inducement Plan (as defined below):

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
Julie Eastland	—	—		—	—	375,000	(1)	272,250
	94,791	255,209	(2)	6.85	11/8/2031	—		—
	10,167	—		23.20	5/3/2031	—		—
	10,167	—		20.59	5/27/2030	—		—
	10,167	—		11.84	6/2/2029	—		—
	5,907	—		14.00	2/6/2029	—		—
	27,656	—		2.11	10/17/2028	—		—
Luke Walker, M.D.	—	305,000	(3)	1.08	10/2/2032	—		—
Georgia Erbez(4)	—	—		—	—	—		—
Natalie Sacks, M.D.(5)	—	—		—	—	—		—
Holger Wesche, Ph.D.(6)	30,937	104,063	(7)	5.03	1/27/2032	—		—
	67,500	67,500	(8)	7.73	11/11/2031	—		—
	24,916	27,084	(9)	18.66	1/27/2031	—		—
	38,144	14,169	(10)	13.29	1/30/2030	—		—
	95,170	—		2.11	11/16/2028	—		—
	20,538	—		1.62	6/22/2027	—		—
	2,540	—		0.59	1/13/2027	—		—
	21,002	—		0.59	4/6/2026	—		—

(1)

Ms. Eastland was awarded a performance-vesting equity award of restricted stock units (“RSUs”) for shares of our common stock on April 27, 2022 of a maximum amount of 375,000 shares, subject to her continued service and the achievement of certain vesting goals during the one-year period ending on March 31, 2025: for 50% of the RSU award, 125,000 RSUs will vest upon achievement of certain target total shareholder return goals; an additional 31,250 RSUs will vest for each achievement of certain stretch total shareholder return goals; and an additional 31,250 RSUs will vest for each achievement of certain maximum total shareholder return goals; for the other 50% of the RSU award, 125,000 RSUs will vest upon achievement of certain target milestone goals; an additional 31,250 RSUs will vest for each achievement of certain stretch milestone goals; and an additional 31,250 RSUs will vest for each achievement of certain maximum milestone goals, in all cases subject to continuous service through the applicable vesting date.

(2)

25% of the options vest on the first anniversary of November 8, 2022, and the remaining 75% vest in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(3)

25% of the options vest on the first anniversary of October 3, 2022, and the remaining 75% vests in equal monthly installments over the three years following such first anniversary, subject to continuous service through each vesting date.

(4)	Ms. Erbez resigned as our Chief Financial Officer effective August 31, 2022.
(5)	Dr. Sacks resigned as our Chief Medical Officer effective June 1, 2022.

(6)

Dr. Wesche was our Chief Science Officer until January 31, 2023, the effective date of our separation agreement with him. See the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Agreements—Holger Wesche, Ph.D.” for discussion of Dr. Wesche’s consulting period and option exercise extension.

(7)	The options commenced vesting on January 28, 2022 in equal monthly installments over four years, subject to continuous service through each vesting date.
(8)

50% of the options vest on the first anniversary of November 11, 2021, and the remaining 50% will vest in equal six-month installments, on May 11, 2023 and November 11, 2023, subject to continuous service through each vesting date.

(9)	The options commenced vesting on January 28, 2021 in equal monthly installments over four years, subject to continuous service through each vesting date.
(10)	The options commenced vesting on January 31, 2020 in equal monthly installments over four years, subject to continuous service through each vesting date.

Narrative to Summary Compensation Table and Outstanding Equity Awards at 2022 Fiscal Year End

Employment Agreements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, annual target bonus and severance benefits upon a qualifying termination of employment or change in control of our company. Each named executive officer is also eligible to participate in all employee benefit plans that are generally available to our employees during his or her employment. Furthermore, each of our named executive officers has executed our standard form of proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control with regard to our named executive officers who were serving as of December 31, 2022, are described below.

Julie Eastland

Pursuant to our employment agreement with Ms. Eastland in October 2021, we agreed to an initial annual base salary of $565,000, which could be increased from time to time based on the review of our Compensation Committee. Ms. Eastland’s annual base salary was $565,000 in 2022. Ms. Eastland is eligible for an annual performance bonus as determined by our Compensation Committee. Ms. Eastland’s annual target bonus was set as 55% of her annual base salary for 2022. Effective January 1, 2023, Ms. Eastland’s annual base salary increased to $615,000, and her target bonus was increased to 55% of her base salary.

If within 60 days prior to or within 18 months after a “change in control” (as defined in her employment agreement), Ms. Eastland’s employment is terminated by us without “cause” or by Ms. Eastland for “good reason” (each as defined in the employment agreement), then she would receive (i) full vesting acceleration of her outstanding options and restricted stock, (ii) severance pay equivalent to 18 months of her then-current base salary, payable ratably in installments and (iii) up to 18 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees (or in our discretion cash payments in lieu thereof for up to 18 months), in each case subject to the execution of an effective release. Upon a termination of Ms. Eastland’s employment without cause or for good reason at any other time, Ms. Eastland would receive (i) severance pay equivalent to 12 months of her then-current base salary, payable ratably in installments and (ii) up to 12 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release.

Luke Walker, M.D.

Pursuant to our employment agreement with Dr. Walker in September 2022, we agreed to an initial annual base salary of $500,000, which could be increased from time to time based on the review of our Compensation

Committee. Dr. Walker is eligible for an annual performance bonus as determined by our Compensation Committee. Effective January 1, 2023, Dr. Walker’s target bonus was set as 40% of his annual base salary.

If within 60 days prior to or within 24 months after a “change in control” (as defined in his employment agreement), Dr. Walker’s employment is terminated by us without “cause” or by Dr. Walker for “good reason” (each as defined in the employment agreement), then he would receive (i) full vesting of his outstanding equity awards, (ii) a lump sum severance payment equivalent to 12 months of his then-current base salary plus an amount equal to his target bonus for the year in which his separation occurs and (iii) up to 12 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release. Upon a termination of Dr. Walker’ employment without cause or for good reason at any other time, Dr. Walker would receive (i) a lump sum severance payment equal to 9 months of his then-current base salary and (ii) up to 9 months of reimbursement of COBRA premiums, except such reimbursements will not exceed the amount we then pay for health insurance coverage for our active employees, in each case subject to the execution of an effective release.

Georgia Erbez

Pursuant to our employment agreement with Ms. Erbez, we agreed to an initial annual base salary, which could be increased from time to time based on the review of our Compensation Committee. Ms. Erbez’s annual base salary was $415,000 in 2021 and was set as $430,000 for 2022. During her employment, Ms. Erbez was eligible for an annual performance bonus as determined by our Compensation Committee. Ms. Erbez’s annual target bonus was set as 40% of her annual base salary in 2021 and 40% of her annual base salary in 2022.

Natalie Sacks, M.D.

Pursuant to our employment agreement with Dr. Sacks, we agreed to an initial annual base salary, which could be increased from time to time based on the review of our Compensation Committee. Dr. Sacks’s annual base salary was $465,000 in 2021 and set as $477,000 for 2022. During her employment, Dr. Sacks was eligible for an annual performance bonus as determined by our Compensation Committee. Dr. Sacks’s annual target bonus was set as 40% of her annual base salary in 2021 and 40% of her annual base salary in 2022.

Holger Wesche, Ph.D.

Pursuant to our employment agreement with Dr. Wesche, we agreed to an initial annual base salary, which could be increased from time to time based on the review of our Compensation Committee. Dr. Wesche’s annual base salary was $400,000 in 2021 and $430,000 in 2022. During his employment, Dr. Wesche was eligible for an annual performance bonus as determined by our Compensation Committee. Dr. Wesche’s annual target bonus was set as 40% of his annual base salary in 2021 and 40% of his annual base salary in 2022.

In January 2023, Dr. Wesche entered into a separation agreement with us, pursuant to which he received (i) severance pay equivalent to 9 months of his base salary in effect as of the date of his termination, (ii) a bonus payment of $172,000 and (iii) up to 9 months of reimbursement of COBRA premiums. Under the terms of the separation agreement, Dr. Wesche will serve as a consultant until October 15, 2023 and, after the expiration of the consulting period, he will have until April 30, 2025 to exercise any vested options.

Bonus and Non-Equity Plan Compensation

Cash bonuses are intended to motivate and reward our executive officers for attaining rigorous annual corporate performance goals that relate to our key business objectives. The Compensation Committee reviews annually the target bonus amounts. The Compensation Committee determines actual bonus amounts earned after the end of the year based on the Company’s overall performance and each individual’s achievement and contributions.

Our annual corporate performance goals are typically established around the beginning of each year. Management prepares a set of goals covering corporate, development and financial objectives and key activities, which is then reviewed and, following any modification the Compensation Committee deems appropriate, approved by our Compensation Committee.

The Compensation Committee does not use a formula to calculate the Company’s or any individual’s performance. Rather, it qualitatively evaluates the totality of the Company’s progress and performance, contribution towards the creation of long-term stockholder value, and achievements relative to the goals.

In January 2023, the Compensation Committee completed an evaluation of our overall performance for 2022, and the named executive officers’ respective contributions in achieving this performance. The Compensation Committee’s review was based on company performance against high impact company goals, including clinical, preclinical, technology platforms and overall general administrative matters including financing, human resourcing and other administrative achievements. Following such review, the Compensation Committee awarded Ms. Eastland and Dr. Walker cash bonuses of $217,525 and $49,400 (target bonus of $200,000, prorated), respectively. Ms. Eastland was also awarded an additional discretionary cash bonus in the amount of $62,150 in recognition of her work fulfilling chief financial officer and business development functions following the Company’s staff changes in 2022. Dr. Wesche did not receive bonus and non-equity plan compensation for 2022 because he was no longer with the Company at the time bonuses were paid.

Equity, Benefit and Retirement Plans

We believe that our ability to grant equity-based awards is a valuable and necessary compensation tool that aligns the long-term financial interests of our employees, consultants, and directors with the financial interests of our stockholders. In addition, we believe that our ability to grant stock options and other equity-based awards helps us to attract, retain, and motivate employees, consultants, and directors and encourages them to devote their best efforts to our business and financial success. The principal features of our equity incentive plans and our 401(k) plan are summarized below. These summaries are qualified in their entirety by reference to the actual text of the plans.

2019 Equity Incentive Plan

Our Board adopted and our stockholders approved our 2019 Equity Incentive Plan (the “2019 Plan”) in January 2019 for the purpose of attracting, retaining and incentivizing our executive officers, employees, non-employee directors and other service providers. Our 2019 Plan provides for the grant of incentive stock options (within the meaning of Section 422 of the Code), nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance-based stock awards and other forms of equity compensation, which are collectively referred to as stock awards. Our 2019 Plan also provides for the grant of performance cash awards.

Share Reserve

The aggregate number of shares of our common stock that may be issued pursuant to stock awards under our 2019 Plan was 2,254,423 as of December 31, 2022. Additionally, the number of shares of our common stock reserved for issuance under our 2019 Plan will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. On January 1, 2023, the total number of shares available for issuance under the 2019 Plan was increased by 1,789,337 shares pursuant to this provision. The number of shares reserved for issuance under the 2019 Plan will also be increased by the number of shares subject to stock options or other stock awards granted under our 2015 Plan that would have otherwise returned to our 2015 Plan (such as upon the expiration or termination of a stock award prior to vesting). The maximum number of shares that may be issued upon the exercise of incentive stock options under our 2019 Plan is 8,000,000 shares.

Corporate Transactions

In the event of certain specified significant corporate transactions, the plan administrator has the discretion to take any of the following actions with respect to stock awards:

•	arrange for the assumption, continuation or substitution of a stock award by a surviving or acquiring entity or parent company;

•	arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring entity or parent company;

•	accelerate the vesting of the stock award and provide for its termination prior to the effective time of the corporate transaction;

•	arrange for the lapse of any reacquisition or repurchase right held by us;

•	cancel or arrange for the cancellation of the stock award in exchange for such cash consideration, if any, as our Board may deem appropriate or for no consideration; or

•

make a payment equal to the excess of (1) the value of the property the participant would have received would have received upon exercise of the stock award over (2) the exercise price or strike price otherwise payable in connection with the stock award.

Our plan administrator is not obligated to treat all stock awards, even those that are of the same type, in the same manner.

Under our 2019 Plan, a significant corporate transaction is generally the consummation of (1) a sale or other disposition of all or substantially all of our assets, (2) a sale or other disposition of at least 50% of our outstanding securities, (3) a merger, consolidation or similar transaction following which we are not the surviving corporation or (4) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our common stock outstanding immediately prior to such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control

The plan administrator may provide, in an individual award agreement or in any other written agreement between a participant and us that the stock award will be subject to additional acceleration of vesting and exercisability or settlement in the event of a change in control. Under our 2019 Plan, a change in control is generally (1) the acquisition by a person or entity of more than 50% of our combined voting power other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own more than 50% of the combined voting power of the surviving entity or (3) a consummated sale, lease or exclusive license or other disposition of all or substantially all of our assets.

2015 Equity Incentive Plan

In April 2015, our Board and our stockholders adopted our 2015 Equity Incentive Plan (the “2015 Plan”), which was subsequently amended most recently in December 2018. Our 2015 Plan provided for the grant of incentive stock options within the meaning of Section 422 of the Code to our employees and our parent and subsidiary corporations’ employees, and for the grant of nonstatutory options, restricted stock awards, restricted stock unit awards and stock appreciation rights our employees, consultants and directors.

In January 2019, our Board adopted and our stockholders approved our 2019 Plan (as described above), which became effective immediately prior to the execution of the underwriting agreement for our initial public offering in February 2019, at which point our 2015 Plan was terminated and no further grants were made under our 2015 Plan. However, all outstanding stock awards granted pursuant to our 2015 Plan continue to be subject to the terms and conditions as set forth in the agreements evidencing such stock award.

Corporate Transactions

Our 2015 Plan provides that in the event of a merger of our company into another corporation or entity, or a change in control (as defined in our 2015 Plan), the administrator will determine how to treat each outstanding stock award. The administrator may:

•	arrange for the assumption or substitution of a stock award by a successor corporation;

•	provide that upon written notice that a participant’s awards will terminate upon or immediately prior to the transaction;

•	accelerate the vesting of the stock award;

•	cancel the stock award prior to the transaction in exchange for a payment, which may be reduced by the exercise price payable in connection with the stock award; or

•	a combination of any of the foregoing.

If awards are not assumed or substituted, they will vest and become exercisable in full. The administrator is not obliged to treat all stock awards or portions of stock awards, even those that are of the same type, in the same manner.

2019 Employee Stock Purchase Plan

Our Board adopted and our stockholders approved our 2019 Employee Stock Purchase Plan (“2019 ESPP”) in January 2019, and the 2019 ESPP became effective in connection with our initial public offering in February 2019. The purpose of the 2019 ESPP is to secure the services of new employees, to retain the services of existing employees and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. Our employees, including executive officers, and the employees of any of our designated affiliates are eligible to participate in our 2019 ESPP, provided they may have to satisfy one or more of the following service requirements before participating in our 2019 ESPP, as determined by the administrator: (1) customary employment with us or one of our affiliates for more than 20 hours per week and five or more months per calendar year or (2) continuous employment with us or one of our affiliates for a minimum period of time, not to exceed two years, prior to the first date of an offering. An employee may not be granted rights to purchase stock under our 2019 ESPP (a) if such employee immediately after the grant would own stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or (b) to the extent that such rights would accrue at a rate that exceeds $25,000 worth of our stock for each calendar year that the rights remain outstanding.

Share Reserve

The maximum number of shares of our common stock that may be issued under our 2019 ESPP was 717,106 shares as of December 31, 2022. Additionally, the number of shares of our common stock reserved for issuance under our 2019 ESPP will automatically increase on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on December 31 of the preceding calendar year, (2) 750,000 shares of our common stock or (3) such lesser number of shares of our common stock as determined by our Board. On January 1, 2023, the total number of shares available for issuance under the 2019 ESPP was increased by 357,867 shares pursuant to this provision. Shares subject to purchase rights granted under our 2019 ESPP that terminate without having been exercised in full will not reduce the number of shares available for issuance under our 2019 ESPP.

2022 Inducement Award Plan

Our Board adopted our 2022 Inducement Plan (the “Inducement Plan”) in June 2022, which became effective upon adoption. The 2022 Inducement Plan was adopted without stockholder approval, as permitted by

Nasdaq Listing Rule 5635(c)(4). The Inducement Plan provides for the grant of equity-based awards, including nonstatutory stock options, restricted stock units, and other stock-based awards, and its terms are substantially similar to the stockholder-approved 2019 Plan. In accordance with relevant Nasdaq listing rules, awards under the Inducement Plan may only be made to individuals who were not previously employees or non-employee directors of ours (or following such individuals’ bona fide period of non-employment with us), as an inducement material to the individual’s entry into employment with us. In addition, awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Nasdaq Lisitng Rule 5605(a)(2)) or the Compensation Committee, provided such committee is comprised solely of independent directors.

The maximum number of shares of our common stock that may be issued under our Inducement Plan is 1,000,000 shares. Shares subject to stock awards granted under our Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our Inducement Plan. We have granted nonstatutory stock option awards to purchase an aggregate of 305,000 shares of common stock to new hires who joined during 2022 as material inducements to their acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4), all of which remain outstanding and were granted pursuant to a form of nonstatutory stock option grant notice and option agreement previously approved by our Board.

Health and Welfare Benefits

All of our named executive officers are eligible to participate in our employee benefit plans, including our medical, dental, vision and life insurance plans, in each case on the same basis as all of our other full-time employees.

401(k) Plan

We maintain a 401(k) plan pursuant to which our employees (subject to certain exceptions) are eligible to participate. Our named executive officers are eligible to participate in the 401(k) plan. For 2022, participants could defer up to 100% of their salary, up to the IRS dollar amount limits which is $20,500, and an additional $6,500 in catchup for participants ages 50 and up. We also fund a 3% profit sharing contribution for the 2022 401(k) plan.

Director Compensation

Non-Employee Director Compensation Policy

Our Board adopted a Non-Employee Director Compensation Policy, amended most recently on March 9, 2023 (the “policy”). Under the policy, each of our non-employee directors are eligible to receive compensation for service on our Board and committees of our Board. Non-employee directors also receive reimbursement for out-of-pocket expenses incurred in connection with attendance at meetings of the Board.

The policy provides our non-employee directors with the following cash compensation for their services:

•	$40,000 per year for each non-employee director ($35,000 for 2022);

•	$80,000 per year for chair of the Board (if applicable) in lieu of the annual amount above ($65,000 for 2022);

•	$15,000 per year for chair of the Audit Committee or $7,500 per year for each other member of the Audit Committee;

•	$10,000 per year for chair of the Compensation Committee or $5,000 per year for each other member of the Compensation Committee;

•	$8,000 per year for chair of the Nominating and Governance Committee or $4,000 per year for each other member of the Nominating and Governance Committee; and

•	$10,000 per year for chair of the Research and Development Committee or $5,000 per year for each other member of the Research and Development Committee.

The cash compensation above is payable to our eligible non-employee directors in equal quarterly installments, prorated for any partial quarter of service.

For the calendar year 2023, each non-employee director may elect to receive all (but not less than all) of their annual cash compensation under the policy in the form of a fully vested restricted stock unit award (“election RSU”). The election must be made according to procedures and timing set forth in the relevant election form. Each election RSU is granted on the day following the final day of each quarter (each such date, an “RSU Grant Date”) in lieu of the cash compensation they would otherwise have received for that quarter (such compensation, the “Quarterly Compensation”), subject to the non-employee director’s continuous service through such date. The number of shares of common stock subject to such non-employee director’s restricted stock unit award will be equal to the director’s Quarterly Compensation divided by the average stock price of our common stock in the five trading days immediately preceding the RSU Grant Date, rounded down to the nearest whole share.

For the calendar year 2022 and calendar years 2024 and later, each non-employee director may elect to receive all (but not less than all) of their annual cash compensation under the policy in the form of a stock option (“election option”). Each such election must be made no later than prior to the calendar year to which the election applies. Each election option is granted on the date of the annual meeting of our stockholders occurring in the calendar year to which the election relates, subject to the non-employee director’s continuous service through such date. Each election option has a grant date value calculated based on the Black-Scholes option valuation methodology equal to the annual cash compensation the election option is granted in lieu of, provided the number of shares subject to the election option will be rounded down to the nearest whole share. 50% of each election option will vest on the grant date and 25% of each election option will vest and become exercisable on September 30 and December 31 of the year in which the election option is granted, subject to the non-employee director’s continuous service through such date.

Each non-employee director who joins our Board is automatically, upon the date of his or her initial election or appointment to be a non-employee director, granted a one-time stock option to purchase 46,000 shares of our common stock (“initial grant”). Each initial grant will vest in three equal annual installments over the three-year period following the grant date, subject to the non-employee director’s continuous service through each applicable vesting date.

In addition, on the date of each annual meeting of our stockholders, each person who is then a non-employee director will automatically be granted a stock option to purchase 23,000 shares of our common stock, other than that, commencing with the 2023 annual meeting of our stockholders, the Chair of the Board will instead automatically be granted a stock option to purchase 46,000 shares of our common stock (the grants to each non-employee director and the Chair of the Board each, an “annual grant”). (In 2022, the annual grant amounts were 20,334 to the Chair of the Board and 10,167 to the other non-employee directors.) If six months or less have elapsed since the date of grant of the initial grant a non-employee director received, then the non-employee director will not be granted a full annual grant and instead will be granted a prorated annual grant that will be subject to 11,500 shares of our common stock (a “prorated annual grant”). (In 2022, the prorated annual grant amount was 5,083.) However, if as of the date of an annual meeting of our stockholders, less than three months have elapsed since the date of grant of the initial grant the non-employee director received (or the non-employee director has not yet received an initial grant but is then eligible to receive an initial grant), then the non-employee director will not receive a prorated annual grant (or an annual grant). Under the policy, each annual grant or prorated annual grant will vest on the day prior to the first anniversary of the date of grant, subject to the non-employee director’s continuous service through such date.

Each option awarded to a non-employee director under the policy will become fully vested upon a Change in Control (as defined in the 2019 Plan), subject to the non-employee director’s continuous service through immediately prior to the closing of the Change in Control.

Each option granted under the policy will be a nonstatutory stock option and will have an exercise price per share equal to the fair market value of a share of our common stock on the date of grant. Each stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the eligible director’s continuous service with us.

Non-Employee Director Compensation

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2022. Ms. Eastland’s compensation is set forth above under “Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)		Option Awards(1)(2) ($)	Total ($)
Joseph Bailes, M.D.	44,000	(3)	14,559	58,559
Mark Chin	45,000	(3)	14,559	59,559
Alan Colowick, M.D.	40,000	(3)	14,559	54,559
Jonathan Drachman, M.D.	44,000		14,559	58,559
Ronald Hunt	45,000	(3)	14,559	59,559
Scott Myers	80,500		29,118	109,618
Andrew Robbins	47,500		14,559	62,059
Lauren P. Silvernail(4)	14,538		23,217	37,755
Joanne Viney, Ph.D.	52,500	(3)	14,559	67,059

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted (other than election options) to our directors as computed in accordance with ASC Topic 718. See Note 9 to the financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022 for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2022:

Name	Option Awards Outstanding at Year-End (#)
Joseph Bailes, M.D.	72,097
Mark Chin	104,671
Alan Colowick, M.D.	59,073
Jonathan Drachman, M.D.	103,126
Ronald Hunt	107,632
Scott Myers	61,002
Andrew Robbins	40,669
Lauren P. Silvernail	20,335
Joanne Viney, Ph.D.	80,740

(3)	In lieu of annual cash retainer fees, the director elected to receive an election option as provided for under the Non-Employee Director Compensation Policy, as described above.
(4)

Ms. Silvernail was appointed to our Board in September 2022. Pursuant to the Non-Employee Director Compensation Policy, Ms. Silvernail received an annual cash retainer of $35,000 for service on the Board and $7,500 for service on the Audit Committee (each amount prorated for 2022). In addition, we granted

Ms. Silvernail on the date of her appointment options to purchase 20,335 shares of our common stock at an exercise price per share of the closing price of our common stock on the Nasdaq on the date of grant. The stock options vest in a series of three equal annual installments measured from the date of grant, subject to continued service through each vesting date, and have a term of 10 years, subject to earlier termination upon cessation of continuous service.

Indemnification

Our Certificate of Incorporation authorizes us to indemnify our directors, officers, employees, and other agents to the fullest extent permitted by Delaware law. Our amended and restated bylaws provide that we are required to indemnify our directors and officers to the fullest extent permitted by Delaware law and may indemnify our other employees and agents. Our amended and restated bylaws also provide that, upon satisfaction of certain conditions, we will advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under the provisions of Delaware law. We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our Board. With certain exceptions, these agreements provide for indemnification for related expenses including attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that our Certificate of Incorporation, our amended and restated bylaw provisions and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain customary directors’ and officers’ liability insurance.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2022.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2015 Equity Incentive Plan	1,174,570	1.69	—	(1)
2019 Equity Incentive Plan	4,228,918	14.01	2,254,423	(2)
2019 Employee Stock Purchase Plan	274,598	—	717,106	(3)
Equity compensation plans not approved by security holders:
2022 Inducement Award Plan	305,000	1.08	695,000	(4)

Total	5,983,086		3,666,529

(1)

Following the adoption of the 2019 Plan, no additional stock awards were granted under the 2015 Plan. Any shares becoming available under the 2015 Plan by repurchase, forfeiture, expiration or cancellation will become available for grant under the 2019 Plan.

(2)

The number of shares of common stock reserved for issuance under the 2019 Plan automatically increases on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2019 Plan, an additional 1,789,337 shares were added to the number of available shares effective January 1, 2023.

(3)

The number of shares of common stock reserved for issuance under the ESPP automatically increases on January 1 of each year, beginning on January 1, 2020 and continuing through and including January 1, 2029, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 750,000 shares, or (iii) such lesser number of shares determined by our Board. Pursuant to the terms of the ESPP, an additional 357,867 shares were added to the number of available shares effective January 1, 2023.

(4)

The Inducement Plan was adopted exclusively for grants of awards to individuals that were not previously our employees or directors, as an inducement material to the individual’s entry into employment with us within the meaning of Rule 5635(c)(4) of the Nasdaq Listing Rules. The terms and conditions of the Inducement Plan and the equity awards granted thereunder are substantially similar to the 2019 Plan.

TRANSACTIONS WITH RELATED PERSONS

Certain Related-Party Transactions

In addition to the compensation arrangements with our directors and executive officers already described in this Proxy Statement under the headings “Non-Employee Director Compensation” and “Executive Officer and Director Compensation,” the following is a summary of transactions since January 1, 2021 to which we have been a participant, in which:

•	the amount involved exceeded or will exceed $120,000; and

•

any of our directors, current or former executive officers or holders of more than 5% of our capital stock, or any immediate family member of the foregoing persons, had or will have a direct or indirect material interest, other than compensation and other arrangements that are described under “Non-Employee Director Compensation” and “Executive Officer and Director Compensation” or that were approved by our Compensation Committee.

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable in arm’s length transactions.

Royalty Transfer Agreement with MPM Oncology Charitable Foundation and UBS Optimus Foundation

In December 2016, we entered into a royalty transfer agreement (the “Royalty Transfer Agreement”) with MPM Oncology Charitable Foundation, Inc. (“MPMOCF”) and UBS Optimus Foundation (“UBS”). MPMOCF and UBS are affiliates of MPM Capital, Inc., a holder of more than 5% of our capital stock. Under the Royalty Transfer Agreement, we will pay 0.5% of our annual global net sales to each of MPMOCF and UBS for products that incorporate or utilize intellectual property that was discovered or developed by us prior to our initial public offering. Our payment obligations for each product will continue on a country-by-county basis upon the later of the twelfth anniversary of the first commercial sale of such product in such country or the expiration of the last to expire claim of certain patents owned or controlled by us covering such product in such country. If there are no such patent claims covering our product during this term, then our payment obligations will be reduced by 50% such that we would pay 0.25% of our annual global Net Sales to each of MPMOCF and UBS for the remainder of this term.

Our payment obligations to MPMOCF will terminate immediately upon the winding up or dissolution of MPMOCF. Our payment obligations to UBS will terminate immediately upon the expiration or termination of a certain contribution agreement between UBS and the Oncology Impact Fund (Cayman) Management L.P. (“OIF”). Additionally, the Royalty Transfer Agreement will terminate immediately if for any reason the MPM Oncology Management GP, LP ceases to serve as the general partner for OIF.

Participation in Our January 2021 Follow-On Offering

In January 2021, we issued and sold an aggregate of 6,764,704 shares of our common stock for $17.00 per share, for aggregate cash proceeds of approximately $108.1 million, net of underwriting discounts and commissions and offering costs, which includes the exercise by the underwriters of their option to purchase additional shares. The table below sets forth the number of shares of our common stock issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates:

	Common Stock Purchased in our Follow-On Offering (#)	Aggregate Cash Purchase Price ($)
Entities affiliated with New Leaf Venture Partners(1)	235,294	3,999,998
Entities associated with OrbiMed(2)	450,000	7,650,000

(1)

Mr. Hunt, a member of our Board, is a manager of New Leaf Venture Management III, L.L.C., which is the general partner of New Leaf Venture Associates III, L.P., which is the general partner of New Leaf Ventures III, L.P.

(2)	Entities associated with OrbiMed held more than 5% of our capital stock at the time of the offering.

Participation in Our March 2023 Private Placement Financing

In March 2023, we entered into a securities purchase agreement with purchasers named therein pursuant to which we sold an aggregate of 25,000 shares of our 8.000% Series A redeemable preferred stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase up to 7,485,762 shares of our common stock for gross proceeds of $25.0 million. The shares of Series A Preferred Stock and accompanying Warrants were sold at a purchase price of $1,000 per share of Series A Preferred Stock. The Series A Preferred Stock is redeemable and not convertible into our common stock. The Warrants were exercisable at the time of closing and will remain exercisable for a period of eight years following the date of issuance at an exercise price of $0.978885 per share.

The table below sets forth the number of shares of our Series A Preferred Stock and Warrants issued to any of our directors, executive officers or stockholders who held more than 5% of any class of our voting securities and their affiliates:

	Series A Preferred Stock Purchased in our Private Placement Financing (#)	Warrants Purchased in our Private Placement Financing (#)	Aggregate Subscription Amount ($)
Entities affiliated with New Leaf Venture Partners(1)	10,000	2,994,305	10,000,000
Entities associated with Arix Bioscience(2)	3,500	1,048,007	3,500,000
Entities associated with OrbiMed(3)	4,000	1,197,722	4,000,000

(1)

Entities associated with New Leaf Venture Partners held more than 5% of our capital stock at the time of the private placement financing. These shares of Series A Preferred Stock and Warrants are held directly by New Leaf Biopharma Opportunities II, L.P. (“BPO-II”). The sole general partner of BPO-II is New Leaf BPO Associates II, L.P. (“NLBA-II”). The sole general partner of NLBA-II is New Leaf BPO Management II, L.L.C. (“BPO Management-II”). Mr. Hunt, a member of our Board, is a managing director of BPO Management-II.

(2)

Entities associated with Arix Bioscience held more than 5% of our capital stock at the time of the private placement financing. These shares of Series A Preferred Stock and Warrants are held directly by Arix Bioscience Holdings Limited. Arix Bioscience Plc is the sole owner and parent of Arix Bioscience Holdings Limited. Mr. Chin, a member of our Board, is a managing director of Arix Bioscience Plc.

(3)	Entities associated with OrbiMed held more than 5% of our capital stock at the time of the private placement financing.

Other Transactions

We have entered into various employment related agreements and compensatory arrangements with our directors and executive officers that, among other things, provide for compensatory and certain severance and change of control benefits. For a description of these agreements and arrangements, see the section titled “Executive Officer and Director Compensation—Executive Compensation—Employment Agreements.”

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation—Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us regarding the beneficial ownership of shares of our common stock as of April 5, 2023, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security and includes options and warrants that are currently exercisable within 60 days of April 5, 2023. Options to purchase shares of our common stock that are exercisable within 60 days of April 5, 2023 are deemed to be beneficially owned by the persons holding these options for the purpose of computing percentage ownership of that person but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 37,447,535 shares of our common stock outstanding as of April 5, 2023. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080.

	Number of Shares Beneficially Owned	Percent of Shares Beneficially Owned
5% or Greater Stockholders
Entities associated with MPM Capital, Inc.(1)	6,328,095	16.9%
Entities associated with New Leaf Venture Partners(2)	6,151,004	16.4%
Entities associated with OrbiMed(3)	3,335,436	8.9%
Arix Bioscience Holdings Limited(4)	3,238,929	8.6%
Entities associated with Artal International S.C.A.(5)	2,347,437	6.3%
Entities associated with Integrated Core Strategies (US) LLC(6)	1,970,274	5.3%

Directors and Named Executive Officers
Julie Eastland(7)	217,297	*
Luke Walker, M.D.(8)	—	*
Georgia Erbez(9)	98,207	*
Natalie Sacks, M.D.(10)	45,754	*
Holger Wesche, Ph.D.(11)	415,889	1.1%
Joseph Bailes, M.D.(12)	61,930	*
Mark Chin(13)	112,789	*
Alan Colowick, M.D.(14)	58,583	*
Jonathan Drachman, M.D.(15)	92,959	*
Ronald Hunt(16)	6,266,754	16.7%
Scott Myers(17)	103,249	*
Andrew Robbins(18)	30,502	*
Lauren Silvernail(19)	—	*
Joanne Viney, Ph.D.(20)	84,822	*
All current executive officers and directors as a group (11 persons)(21)	7,028,885	17.0%

*	Represents beneficial ownership of less than 1%.

(1)

This information is based solely on information contained in the Schedule 13D/A filed with the SEC on May 6, 2021, as well the Form 4 filed with the SEC by Ansbert Gadicke on June 2, 2021. Consists of (a) 2,657,097 shares of common stock held by MPM BioVentures 2014, L.P., (b) 152,470 shares of common stock held by MPM BioVentures 2014 (B), L.P., (c) 96,376 shares of common stock held by MPM Asset Management Investors BV2014 LLC, (d) 225,445 shares of common stock held by MPM Asset Management LLC, and (e) 3,196,707 shares of common stock held by UBS Oncology Impact Fund, L.P. MPM BioVentures 2014 LLC is the Managing Member of MPM BioVentures 2014 GP LLC, which is the General Partner of MPM BioVentures 2014, L.P. and MPM BioVentures 2014 (B), L.P. MPM BioVentures 2014 LLC is also the Manager of MPM Asset Management Investors BV2014 LLC. Luke Evnin, Ph.D., a member of our Board until June 30, 2020, Ansbert Gadicke and Todd Foley are the members of MPM BioVentures 2014 LLC and share voting and dispositive power over the shares held by each of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. MPM Asset Management LLC was retained as a manager to manage the operations of MPM BioVentures 2014, L.P., MPM BioVentures 2014 (B), L.P. and MPM Asset Management Investors BV2014 LLC. Drs. Evnin and Gadicke are the members of MPM Asset Management LLC and share voting and dispositive power over the shares held by MPM Asset Management LLC. MPM Oncology Impact Management GP LLC is the General Partner of MPM Oncology Impact Management LP, the General Partner of Oncology Impact Fund (Cayman) Management L.P., the General Partner of UBS Oncology Impact Fund, L.P. Dr. Gadicke is a Managing Member and the Managing Director of MPM Oncology Impact Management GP LLC and has voting and dispositive power over the shares held by UBS Oncology Impact Fund, L.P. The address for each of the entities listed in this footnote is MPM Asset Management, 450 Kendall Street, Cambridge, MA 01242.

(2)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on March 30, 2023. Consists of (a) 2,242,839 shares of common stock held by New Leaf Ventures III, L.P. (“New Leaf III”), and (b) 3,908,165 shares of common stock held by New Leaf Biopharma Opportunities II, L.P. (“New Leaf BPO II”) of which (i) 913,860 of such shares are shares of common stock, and (ii) 2,994,305 of such shares represent shares of common stock underlying warrants that are exercisable immediately. New Leaf Venture Associates III, L.P. (“Associates III”) is the general partner of New Leaf Ventures III. New Leaf Venture Management III, L.L.C. (“Management III”) is the sole general partner of Associates III and ultimate general partner of New Leaf III. The Managing Directors of Management III, Mr. Hunt, a member of our Board, and Vijay K. Lathi, may each be deemed to share voting, investment and dispositive power over the shares held by New Leaf BPO II. New Leaf BPO Associates II, L.P. (“BPO Associates II”) is the general partner of New Leaf BPO II. New Leaf BPO Management II, L.L.C. (“BPO Management II”) is the sole general partner of BPO Associates II. The Managing Directors of BPO Management II, Mr. Hunt and Mr. Lathi, may each be deemed to share voting, investment and dispositive power of the shares held by New Leaf BPO II. The address for each of the entities listed in this footnote is c/o New Leaf Venture Partners, 7 Times Square, Suite 3502, New York, NY 10036.

(3)

This information is based solely on information contained in the Schedule 13G/A filed with the SEC on February 14, 2023 and the Company’s common stock warrant ledger. Consists of (a) 712,290 shares of common stock held by OrbiMed Capital LLC (“OrbiMed Capital”), (b) 804,206 shares of common stock held by OrbiMed Advisors LLC (“OrbiMed Advisors”), (c) 621,218 shares of common stock held by OrbiMed Capital GP VII LLC (“OrbiMed Capital GP”), (d) 598,861 shares of common stock issuable to OrbiMed Private Investments VII LP upon exercise of a warrant exercisable immediately, and (e) 598,861 shares of common stock issuable to OrbiMed Genesis Master Fund L.P. upon exercise of a warrant exercisable immediately. OrbiMed Capital GP is the general partner of both OrbiMed Private Investments VII LP and OrbiMed Genesis Master Fund L.P. OrbiMed Advisors, OrbiMed Capital, and OrbiMed Capital GP are entities under common control by a management committee comprised of Carl L. Gordon, Sven H. Borho and W. Carter Neild, each of whom disclaims beneficial ownership of the shares held by OrbiMed Capital, OrbiMed Advisors and OrbiMed Capital GP. The address of each of these entities listed in this footnote is 601 Lexington Avenue, 54th Floor, New York, NY 10022.

(4)	This information is based solely on information contained in the Schedule 13D/A filed with the SEC on March 29, 2023. Consists of (a) 2,190,922 shares of common stock held by Arix Bioscience Holdings

Limited (“Arix Ltd.”) and (b) 1,048,007 shares of common stock underlying warrants held by Arix Ltd and that are exercisable immediately. Arix Bioscience Plc is the sole owner and parent of Arix Ltd. and may be deemed to indirectly beneficially own these shares held by Arix Ltd. Mark Chin, who is a director of our company, is a managing director of Arix Bioscience Plc. The address of Arix Ltd. is Duke Street House, 50 Duke Street, London W1J 6EQ, United Kingdom.
(5)

This information is based solely on information contained in the Schedule 13G filed with the SEC on March 31, 2023. Consists of (a) 1,000,000 shares of common stock held by Invus Public Equities, L.P. (“Invus Public Equities”) and (b) 1,347,437 shares of common stock underlying warrants that are exercisable immediately. Invus Public Equities Advisors, LLC (“Invus PE Advisors”) is the general partner of Invus Public Equities. The Geneva branch of Artal International S.C.A. (“Artal International”) is the managing member of Invus PE Advisors. Artal International Management S.A. (“Artal International Management”) is the managing partner of Artal International. Artal Group S.A. (“Artal Group”) is the sole stockholder of Artal International Management. Westend S.A (“Westend”) is the parent company of Artal Group. Stichting Administratiekantoor Westend (the “Stichting”) is the majority stockholder of Westend. Amaury Wittouck is the sole member of the board of the Stichting. Each of these entities and individuals may be deemed to beneficially own the shares held by Invus Public Equities. The address of Invus Public Equities and Invus PE Advisors is 750 Lexington Avenue, 30th Floor, New York, NY 10022. The address of Artal International, Artal International Management, Artal Group, Westend S.A and Mr. Wittouck is Valley Park, 44, Rue de la Vallée, L-2661, Luxembourg. The address of the Stichting is Claude Debussylaan, 46, 1082 MD Amsterdam, The Netherlands.

(6)

This information is based solely on information contained in the Schedule 13G filed with the SEC on January 18, 2023. Consist of (a) 1,867,751 shares of common stock held by Integrated Core Strategies (US) LLC (“ICS LLC”), and (b) 1,970,274 shares of common stock held by Millennium Management LLC (“MM LLC”), Millennium Group Management LLC (“MGM LLC”) and Israel A. Englander, the sole voting trustee of managing member of MGM LLC. MM LLC and/or other investment managers that may be controlled by MGM LLC and Mr. Englander have voting control and investment discretion of shares held by each entity, including ICS LLC, and Mr. Englander. The address of entities associated with ICS LLC is c/o Millennium Management LLC, 399 Park Avenue, New York, NY 10022.

(7)	Consists of 5,000 shares of common stock held directly by Ms. Eastland, and 212,297 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(8)	Dr. Walker commenced serving as our Chief Medical Officer effective October 3, 2022.
(9)

Consists of (a) 72,292 shares of common stock directly held by Ms. Erbez, (b) 19,215 shares of common stock held indirectly through Georgia Leigh Erbez Charles Schwab & Co Inc. Cust. IRA Contributory, and (c) 6,700 shares held indirectly through David Milan Erbez Charles Schwab & Co Inc. Cust. IRA Contributory. Ms. Erbez resigned as our Chief Financial Officer effective August 31, 2022.

(10)	Consists of 45,754 shares of common stock held directly by Dr. Sacks. Dr. Sacks resigned as our Chief Medical Officer effective June 1, 2022.
(11)

Consists of (a) 56,462 shares of common stock held directly by Dr. Wesche, and (b) 359,427 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023. Dr. Wesche was our Chief Science Officer until January 31, 2023, the effective date of our separation agreement with him.

(12)	Consists of 61,930 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(13)	Consists of (a) 18,285 shares of common stock held directly by Mr. Chin, and (b) 94,504 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(14)	Consists of (a) 16,456 shares of common stock held directly by Dr. Colowick, and (b) 42,127 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(15)	Consists of 92,959 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(16)

Consists of (a) 2,242,839 shares of common stock held indirectly through New Leaf III, (b) 3,908,165 shares of common stock held indirectly through New Leaf BPO II, of which (i) 913,860 of such shares are shares of common stock, and (ii) 2,994,305 of such shares represent shares of common stock underlying warrants that are exercisable immediately, (c) 18,285 shares of common stock held directly by Mr. Hunt, and (d) 97,465 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023 held directly by Mr. Hunt. Mr. Hunt is a Managing Director of Management III, which is the sole general partner of Associates III, and ultimate the general partner of New Leaf III. He is also a managing director of BPO Management II, which is the sole general partner of BPO Associates II, and ultimate general partner of New Leaf BPO II. As such, Mr. Hunt may be deemed to share voting, investment, and dispositive power with respect to the shares held by New Leaf III and New Leaf BPO II.
(17)	Consists of (a) 62,581 shares of common stock held directly by Mr. Myers, and (b) 40,668 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(18)	Consists of 30,502 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(19)	Ms. Silvernail commenced serving as our director effective September 15, 2022.
(20)	Consists of (a) 21,028 shares of common stock held directly by Ms. Viney, and (b) 63,794 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.
(21)

Consists of (a) 6,292,639 shares of common stock, of which 141,635 shares of common stock are held directly by the directors and officers as a group and, pursuant to footnote 16 above, 6,151,004 shares of common stock are held in aggregate, and indirectly through New Leaf III and New Leaf BPO II, and (b) 736,246 shares of common stock issuable pursuant to options exercisable within 60 days of April 5, 2023.

DELINQUENT SECTION 16(A) REPORTS

To our knowledge, based on a review of the copies of such reports filed on the SEC’s EDGAR system and written representations that no other reports were required, during the fiscal year ended 2022, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with, except that one report, covering 86,438 option shares, was filed late by Frank Lanza.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders, cost savings for companies and enables us to reduce our environmental impact.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Harpoon Therapeutics, Inc. Direct your written request to Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Corporate Secretary or at (650) 443-7400. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2023 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

By:
Julie Eastland President, Chief Executive Officer, Secretary and Director

                , 2023

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2022 is available without charge upon written request to: Harpoon Therapeutics, Inc., 131 Oyster Point Boulevard, Suite 300, South San Francisco, California 94080, Attn: Corporate Secretary.

Appendix A

CERTIFICATE OF AMENDMENT TO THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF HARPOON THERAPEUTICS, INC.

HARPOON THERAPEUTICS, INC. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

ONE: The name of the Corporation is Harpoon Therapeutics, Inc.

TWO: The date of filing the original Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was March 19, 2015. The date of filing the Amended and Restated Certificate of Incorporation of this corporation with the Secretary of State of the State of Delaware was February 12, 2019.

THREE: The board of directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending Article IV, Paragraph A of its Amended and Restated Certificate of Incorporation, as amended, to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is 160,000,000 shares. 150,000,000 shares shall be Common Stock, each having a par value of $0.0001, and 10,000,000 shares shall be Preferred Stock, each having a par value of $0.0001.

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [two, three, four, five, six, seven, eight, nine or ten]* shares of the Corporation’s Common Stock, par value $0.0001 per share, issued and outstanding prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock, par value $0.0001 per share, of the Corporation. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock shall, upon surrender after the Effective Time of a certificate, which formerly represented shares of Common Stock that were issued and outstanding immediately prior to the Effective Time, be entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s Common Stock as reported on the Nasdaq Global Select Capital Market on the date this Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Corporation is filed with the Secretary of State of the State of Delaware.”

FOUR: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation was submitted to the stockholders of the Corporation and was duly adopted and approved in accordance with the provisions of Section 242 of the General Corporate Law of the State of Delaware at the annual meeting of the stockholders of the Corporation.

FIVE: This Certificate of Amendment to the Amended and Restated Certificate of Incorporation shall be effective as of 1:02 pm Pacific Time on             , 2023.

*

The board of directors of the Company (the “Board”) adopted a resolution approving nine separate amendments to the Amended and Restated Certificate of Incorporation, as amended, of the Corporation. These amendments approve the combination of any whole number of shares of Common Stock between and including two and ten into one share of Common Stock. By approving Proposal No. 2, you are approving each of the nine amendments proposed by the Board. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board to be in the best interests of the Corporation and its stockholders. The other eight proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board may also elect not to do any reverse split in which all nine proposed amendments will be abandoned. In accordance with these resolutions, the Board will not implement any amendment providing for a different split ratio.

IN WITNESS WHEREOF, Harpoon Therapeutics, Inc. has caused this Certificate of Amendment to be signed by its Chief Executive Officer as of             , 2023.

HARPOON THERAPEUTICS, INC.

By:
Name:	Julie Eastland
Title:	President and Chief Executive Officer

HARPOON THERAPEUTICS, INC. ATTENTION: CORPORATE SECRETARY 131 OYSTER POINT BOULEVARD, SUITE 300 SOUTH SAN FRANCISCO, CALIFORNIA 94080 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/HARP2023 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 21, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. SCAN TO VIEW MATERIALS & VOTE TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V14849-P86994 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY HARPOON THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the The Board of Directors recommends you vote FOR the number(s) of the nominee(s) on the line below. following: 1. To elect the two nominees for director named below to hold office as Class I directors until the 2026 Annual Meeting of Stockholders. Nominees: 01) Mark Chin 02) Andrew Robbins The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve an amendment to our amended and restated certificate of incorporation to effect a reverse stock split of our issued and outstanding common stock at a ratio of 1-for-2 to 1-for-10, to be determined in the sole discretion of the Board of Directors. 3. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. NOTE: In their discretion, the proxyholders are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponement thereof. Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation or partnership, please sign in full corporate or partnership name by duly authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com. V14850-P86994 HARPOON THERAPEUTICS, INC. Annual Meeting of Stockholders June 22, 2023 at 8:30 am Pacific Time This proxy is solicited on behalf of the Board of Directors The undersigned stockholder hereby appoints Julie Eastland and Frank Lanza, or either of them, as proxies and attorneys-in-fact, each with the power to appoint her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side of this ballot, all of the shares of common stock of Harpoon Therapeutics, Inc. that the stockholder is entitled to vote at the 2023 Annual Meeting of Stockholders to be held on June 22, 2023 at 8:30 am Pacific Time at www.virtualshareholdermeeting.com/HARP2023, and at any adjournments or postponements thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS, AND, WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF, AS SAID PROXIES DEEM ADVISABLE. CONTINUED AND TO BE SIGNED ON REVERSE SIDE